AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2004

                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                              SENSE HOLDINGS, INC.
                              --------------------
                 (Name of Small Business Issuer in Its Charter)


           Florida                          334110                  82-0326560
           -------                          ------                  ----------
(State or Other Jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)      Classification Number)       Identific. No.)


                         4503 NW 103rd Avenue, Suite 200
                                Sunrise, FL 33351
                                (954) 726 - 1422
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)
                            _________________________

                          Dore Scott Perler, President
                         4503 NW 103rd Avenue, Suite 200
                                Sunrise, FL 33351
                                (954) 726 - 1422
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent For Service)
                            _________________________

                        Copies of all communications to:

                              James Schneider, Esq.
                            Schneider Weinberger LLP
                           2499 Glades Road, Suite 108
                              Boca Raton, FL 33431
                            Telephone: (561) 362-9595

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                               CALCULATION OF REGISTRATION FEE
                                                                  Proposed               Proposed
    Title of Each                                                  Maximum                Maximum
 Class of Securities                   Amount to be             Offering Price           Aggregate              Amount of
   to be Registered                     Registered               Per Security          Offering Price        Registration Fee
 --------------------                  ------------             --------------        ----------------       ----------------
 Common Stock, par value
 $.10 per share(1)                       7,711,619                  $ 0.41            $ 3,161,763.79(3)         $ 255.79(3)

 Common stock, $.10
 par value per share, issuable
 upon exercise of common
 stock purchase warrants(2)              5,246,090                  $ 0.41            $ 2,150,896.90(3)         $ 174.01(3)
                                                                                                                --------

 Total Registration Fee                                                                                         $ 429.80
                                                                                                                ========

         (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. Based upon the closing bid and asked prices for the common stock on January 15, 2004.

         (2)      Shares issuable upon exercise of warrants.

         (3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. Based upon the exercise price of the warrants.

Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional number of shares as may be issuable as a result of stock splits, dividends, reclassifications and similar adjustment provisions of the warrants.

Sense Holdings, Inc., will amend this registration statement on the date or dates as may be necessary to delay its effective date until Sense Holdings, Inc., shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on the date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                      Subject to Completion _________, 2004


PROSPECTUS


                              SENSE HOLDINGS, INC.


                        12,957,709 SHARES OF COMMON STOCK



This prospectus covers 12,957,709 shares of common stock of Sense Holdings, Inc. being offered by certain selling security holders, including 5,246,090 shares issuable upon exercise of outstanding warrants. We will not receive proceeds from the sale of shares by the selling security holders. We may receive funds from the exercise of outstanding warrants. The funds received will be used for ongoing operations and to service short term debt.

Our common stock is traded over-the counter, on the OTC Bulletin Board, under the trading symbol "SEHO" (previously CTSMD). On January 15, 2004, the closing price for our common stock was $0.41. There is currently only a limited trading market in our common stock and we do not know whether an active trading market will develop.



         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this prospectus is January __, 2004

                               PROSPECTUS SUMMARY


THE COMPANY

Sense Holdings, Inc. is a Florida corporation. We design, develop, manufacture and sell fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person"s identity. We have developed two turn-key integrated applications that incorporate our proprietary BioClock(R) hardware platform:

      o Our "CheckPrint(R) T/A" systems are designed primarily for use by employers desiring to verify the presence of employees at the workplace, and to monitor their time and attendance at work.

      o Our "CheckPrint(R) A/C" systems are designed to permit access to locked buildings, offices or other secured areas only to selected individuals, whose identities can be verified using our fingerprint identification software.

We have also licensed certain patented technology designed to detect unexploded ordinance including bombs, grenades, shells, rockets, and other explosive devices. We believe that this technology will enable us to develop products for governmental use, as well as for security-related applications including airport security. No products have yet been developed incorporating the licensed technology.

Our executive offices are located at 4503 NW 103rd Avenue, Suite 200, Sunrise, FL 33351, and our telephone number there is (954) 726-1422. References in this prospectus to "we", "us" and "our," are to Sense Holdings, Inc. and its wholly-owned subsidiary, Micro Sensor Technologies, Inc.

THE OFFERING

Common Stock Outstanding:

   Prior to this Offering ............  18,303,515 shares

   After this Offering................  23,549,605 shares, including 5,246,090 shares covered by this prospectus that
                                        are issuable upon exercise of
                                        outstanding warrants covered by this
                                        prospectus.

   Common Stock Reserved..............  2,476,333 shares issuable upon exercise of options that have been granted,
                                        311,772 shares covered by incentive
                                        plans that have not yet been granted and 450,651 shares issuable upon exercise of outstanding warrants not covered by this prospectus.

SELECTED FINANCIAL DATA

The following summary of our financial information has been derived from our financial statements that are included elsewhere in this prospectus. The information for the years ended December 31, 2002 and 2001 is derived from our audited financial statements.

OPERATION DATA
______________

                              NINE MONTHS ENDED
                                SEPTEMBER 30,
                           (UNAUDITED) YEARS ENDED           DECEMBER 31,
                          -------------------------   -------------------------
                             2003           2002          2002          2001
                          -----------   -----------   -----------   -----------

Net sales ..............  $   378,669   $   124,888   $   145,363   $    69,569
Cost of sales ..........  $   149,407   $    40,933   $    49,532   $    21,798
Gross profit (loss) ....  $   229,262   $    83,955   $    95,831   $    47,771
Loss from operations ...  $  (843,211)  $(1,320,159)  $(1,879,737)  $(1,626,451)
Net loss ...............  $  (872,259)  $(2,017,495)  $(2,572,815)  $(2,013,686)
Net loss per share .....  $     (0.05)  $     (0.14)  $     (0.17)  $     (0.21)


BALANCE SHEET DATA
__________________

                          SEPTEMBER 30, (UNAUDITED)     YEARS END DECEMBER 31,
                          -------------------------   -------------------------
                             2003           2002          2002          2001
                          -----------   -----------   -----------   -----------

Working capital (deficit) $  (132,951)  $   741,007   $   660,310   $  (564,092)
Total assets ...........  $   905,180   $ 1,258,281   $   922,594   $ 1,834,952
Current assets .........  $   745,637   $   864,411   $   751,995   $   787,147
Long-term debt .........  $         0   $         0   $         0   $         0
Stockholders' equity ...  $    26,592   $ 1,134,877   $   830,909   $   483,713


                                  RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING US AND OUR BUSINESS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY.

OUR WEAK FINANCIAL CONDITION HAS RAISED, AND WILL LIKELY CONTINUE TO RAISE, SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have incurred substantial operating and net losses, as well as negative operating cash flows, since our inception. Our current significant working capital deficit, among other factors, resulted in our independent certified public accountants modifying their audit report on our consolidated financial statements for the fiscal years ended December 31, 2002 and 2001 to express substantial doubt as to our ability to continue as a going concern. We remain in need of substantial additional investment capital to fund our longer-term operating needs, including the servicing of our remaining debt obligations and the conducting of those marketing activities we believe necessary to achieve meaningful sales growth.

WE HAVE EXPERIENCED HISTORICAL LOSSES AND MAY NOT BECOME PROFITABLE.

For the fiscal years ended December 31, 2002 and 2001, and for the nine months ending September 30, 2003, we experienced net losses of $(2,572,815), $(2,013,686) and $(872,259), respectively. At September 30, 2003, we had a working capital deficit of $132,951 and an accumulated deficit of $7,190,355. Our operating results for future periods will include significant expenses, including product development expenses, sales and marketing costs, programming and administrative expenses, for which we may not have offsetting revenues or available capital. As a result, we may never achieve profitability in the future.

OUR BUSINESS IS CAPITAL INTENSIVE, AND ADDITIONAL FINANCING MAY NOT BE
AVAILABLE.

Our operations are capital intensive and our growth and ongoing operations will consume a substantial portion of our available working capital. We will require additional capital in order to fund our operations. We do not have any commitments for additional financing and there can be no assurance that such additional funding, if required, will be available, or if available, will be available upon favorable terms. Insufficient funds will prevent us from implementing our business strategy.

OUR CONTINUED SALE OF EQUITY SECURITIES WILL DILUTE EXISTING SHAREHOLDERS AND MAY ADVERSELY AFFECT THE MARKET FOR OUR SHARES.

Given our limited revenues and prospect for revenues for the 2004 fiscal year, we will require additional financing which will require the issuance of additional equity securities. We expect to continue our efforts to acquire further financing in the future to fund additional marketing efforts, product development expenses, programming and administrative expenses, which will result in future dilution to existing outstanding shareholders. Moreover, the increase in the number of common shares available in the public marketplace may reduce the market price for our shares and, consequently, the price investors may receive at the time of the sale.

BECAUSE WE ARE DEPENDENT UPON A FEW MAJOR CUSTOMERS FOR SUBSTANTIALLY ALL OF OUR CURRENT SALES, THE LOSS OF ANY ONE OF THEM WOULD REDUCE OUR REVENUES, LIQUIDITY AND PROFITABILITY.

Significant portions of our sales to date have been, and continue to be, made through major customers. Any disruption in our relationships with one or more of these customers, or any significant variance in the magnitude or the timing of orders from any one of these customers, may have a material adverse impact on our business, and as a result, on our results of operations, liquidity and cash flows. Any such adverse impact may correspondingly have a material adverse impact on the market price of our common stock.

WE FACE SEVERE COMPETITION FROM TIME AND ATTENDANCE PROVIDERS, SECURITY COMPANIES, IN GENERAL, AND BIOMETRIC SECURITY DEVICE PROVIDERS, MANY OF WHOM HAVE GREATER RESOURCES THAN WE DO; WE MAY BE UNABLE TO BECOME A COMPETITIVE FORCE IN OUR MARKETPLACE

We engage in providing time and attendance resources to employers in all sectors of the marketplace. We also provide building access control security devices. Our time and attendance and control access security devices incorporate biometric fingerprint technology, "smartcard" technology, or other data input technologies. We will compete with other providers of time and attendance services, as well as with access control, security companies. Our competitors in time and attendance applications include Kronos, Simplex, Smartime Software, Time and Tech.com and Unitime Systems. Other biometric technology providers include Identix, Secugen, Bioscrypt, and Fujitsu. These providers use traditional technologies employed in identification and access control, as well as biometric technologies. Some of these competitors have a longer operating history than we do and many of them have substantially greater financial and other resources than we do. As a result, we will likely encounter greater difficulty in implementing our business plans than will our competitors. The introduction of similar or superior products by current or future competitors could have a material adverse effect on our business, financial condition and results of operation.

WE ARE DEPENDENT UPON THIRD PARTY SOFTWARE, AND IF WE HAVE DIFFICULTY OBTAINING NECESSARY SOFTWARE, WE WILL BE UNABLE TO MEET CONTRACTUAL OBLIGATIONS.

We license software from Integrated Design, Inc. pursuant to a contract that enables the data gathered by CheckPrint(R) T/A systems to be formatted and transmitted to third party payroll services. Such agreement may be terminated by either party on ninety days prior written notice with or without cause. In the event such agreement was terminated, we would be required to license similar software from a third party vendor or develop our own links for data export. Any failure or delay in licensing or developing such software could result in our inability to meet our contractual obligations and have a material adverse effect on our business, financial condition and results of operation.

OTHER TYPES OF BIOMETRIC SECURITY DEVICES ARE BEING DEVELOPED AND MARKETED, AND WE ARE UNCERTAIN IF FINGERPRINT BIOMETRIC SECURITY DEVICES WILL BE ACCEPTED IN THE MARKETPLACE

Our biometric systems use fingerprints as the basis for authenticating a person's identity. Other forms of biometric identification, including iris scanning, voice patterns and signature verification, are being marketed, developed and tested. Our success will be dependent on our ability to successfully market our biometric systems and support services to end-users, distributors and resellers. Successful marketing will depend upon the acceptance of fingerprint biometrics as a preferred form of identification. We have not commissioned a formal market or research study to determine whether fingerprint identification is preferred to other forms of biometric identification or whether sufficient demand for our products and services exists to enable us to sustain operations, expand or achieve profitability. A lack of demand for fingerprint biometric systems could reduce our revenues and have a material adverse effect on our business, financial condition and results of operation.

OUR PRODUCTS RELY ON FINGERPRINT BIOMETRICS AND THE LACK OF TECHNOLOGICAL DIVERSIFICATION IN OUR PRODUCTS COULD CAUSE OUR RESULTS TO SUFFER

Some of our products and systems incorporate biometric technology and our success may depend on the continued reliability and acceptance of Biometrics as a method of identity verification. As a result, in the event of unforeseen adverse events in the development, enhancement, reliability, marketing or acceptance of fingerprint biometrics, we will be unable to temper its effects by relying upon sales of other products. We do not currently know when products under development will generate revenues, or whether they can be successfully marketed. In light of our lack of product diversification, any such adverse events could reduce our revenues and have a material adverse effect on our business, financial condition and results of operation.

WE HAVE ACQUIRED LICENSE RIGHTS TO CERTAIN PATENTED TECHNOLOGY, HOWEVER, WE MAY NOT BE SUCCESSFUL IN DEVELOPING OR MARKETING COMMERCIALLY VIABLE PRODUCTS INCORPORATING THE TECHNOLOGY

We licensed certain patented technology relating to the detection of explosive devices. We believe the technology can be developed into products that can be used in government and security-related applications. However, at this time the technology has not been incorporated into saleable products and we may be unsuccessful in developing commercially viable products. Even if we are able to develop products incorporating the technology we have licensed, we may be unsuccessful in marketing any products we develop. In the event we are unable to either develop or market products incorporating the licensed technology, we will have irrevocably issued 2,000,000 shares of our common stock as consideration for our acquisition of the technology license.

WE WILL BE REQUIRED TO PAY MINIMUM ANNUAL ROYALTIES FOR LICENSED TECHNOLOGY EVEN IF WE ARE UNSUCCESSFUL IN GENERATING REVENUES FROM OUR USE OF THE TECHNOLOGY

We have agreed to pay UT-Battelle 2.5% of revenues we generate from sales of products incorporating the technology we have licensed. Even if we are unsuccessful in either developing or marketing products incorporating the licensed technology, we have agreed to pay UT-Battelle minimum annual royalties during each year of the license agreement. Minimum annual royalties range from $5,000 on the third anniversary year of the license term to $25,000 for the seventh and succeeding anniversary years of the term. The payment of these minimum annual royalties absent offsetting revenues from product sales could have an adverse effect on our financial condition and results of our operations.

THERE IS UNCERTAINTY OVER WHETHER PATENTED TECHNOLOGY WE HAVE LICENSED INFRINGES ON THE RIGHTS OF THIRD PARTIES

We acquired Micro Sensor Technologies Inc. from its shareholders, including UTEK Corporation. While UTEK has represented to us that, to the best of their knowledge, Micro Sensor"s licensed explosive detection technology does not infringe on the rights of any third party, UTEK has also advised us that they did not undertake a formal patent search or other investigation as to whether the detection technology infringes on the rights of any third party. In the event it is ultimately found that this technology does infringe on the rights of a third party, we may be prohibited from developing or marketing products incorporating the technology, we may remain responsible for paying minimum annual royalties to the licensor and we may be liable for damages to the third party upon whose technology we may have infringed.

WE ENGAGE IN EMERGING TECHNOLOGIES; AS A RESULT THE MARKET PRICE FOR OUR COMMON STOCK MAY BE SUBJECT TO EXTREME VOLATILITY

The market for securities of high-technology companies, including companies such as ours that participate in emerging markets, has historically been more volatile than the market for stocks in general. As a result, the price of our common stock may be subject to wide fluctuations in response to factors some of which are beyond our control, including, without limitation, the following:

      o  Quarter-to-quarter variations in our operating results;

      o  Our announcement of material events;

      o  Price fluctuations in sympathy to others engaged in our industry; and

      o  The effects of media coverage of our business.

WE DEPEND ON THE CONTINUED SERVICES OF OUR EXECUTIVE OFFICERS AND THE LOSS OF A KEY EXECUTIVE COULD SEVERELY IMPACT OUR OPERATIONS

Our future success depends on the continued services of Dore Scott Perler, our Chief Executive Officer and President, Andrew Goldrich, our Vice President, and Shawn Tartaglia, our Chief Technical Officer. We do not currently maintain key-man insurance on their lives. While we have entered into employment agreements with each of them, the loss of any of their services would be detrimental to us and could have a material adverse effect on our business, financial condition and results of operations.

OUR CURRENT OFFICERS AND DIRECTORS MAINTAIN EFFECTIVE VOTING CONTROL OVER US

Our officers and directors beneficially own approximately 28.2% of the currently issued and outstanding shares of common stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants. While such ownership will not provide such persons with the absolute ability to cause shareholder votes to be determined in accordance with their desires, we are not aware of any other group that controls a block of votes equal or greater to the votes controlled and to be controlled by our officers and directors. Consequently, as a practical matter it may be difficult for other shareholders to determine the outcome of a shareholder vote in a manner different from that desired by our officers and directors.

FAILURE OF OUR INTERNAL SYSTEMS MAY CAUSE SYSTEM DISRUPTIONS, REDUCE LEVELS OF CUSTOMER SERVICE, AND OTHERWISE DAMAGE OUR OPERATIONS.

We use internally developed systems to operate our service and for transaction processing, including billing and collections processing. We must continually improve these systems in order to meet the level of use. Furthermore, in the future, we may add features and functionality to our products and services using internally developed or third party licensed technologies.

Our inability to:

      o  add software and hardware

      o develop and upgrade existing technology, transaction processing systems and network infrastructure to meet increased volume through our processing systems or

      o  provide new features or functionality

may cause system disruptions, slower response times, reductions in levels of customer service, decreased quality of the user's experience, and delays in reporting accurate financial information. Any such failure could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY RIGHTS, THEREBY PERMITTING COMPETITORS TO DEVELOP THE SAME OR SIMILAR PRODUCTS AND TECHNOLOGIES TO OURS

Our success and ability to compete will be dependent, in large part, upon our proprietary products and technologies. We intend to rely primarily upon copyright, trade secret and trademark laws to protect the proprietary components of our systems. While we have filed U.S. patent applications covering our systems, there is no assurance that any of our patent applications will result in the issuance of letters patent, that any patent we are awarded will not be successfully challenged, that the award of a patent will provide us with meaningful proprietary protections or that we will have the financial resources to mount sustained patent defense. We could also incur substantial costs in asserting our intellectual property or proprietary rights against others. The failure to successfully protect our intellectual property and proprietary rights could enable others to duplicate or claim rights to our products and systems or otherwise develop similar or competitive products and systems which could have a material adverse effect on our business, financial condition and results of operations.

OUR COMMON STOCK IS THINLY TRADED AND AN ACTIVE AND VISIBLE TRADING MARKET FOR OUR COMMON STOCK MAY NOT DEVELOP

Our common stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board under the symbol "SEHO". The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

      o investors may have difficulty buying and selling or obtaining market quotations;

      o  market visibility for our common stock may be limited; and

      o a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

THE SALE OF SHARES ELIGIBLE FOR FUTURE SALE COULD HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE FOR OUR COMMON STOCK

As of the date of this prospectus, there are 18,303,515 shares of common stock issued and outstanding.

Of the currently issued and outstanding shares, approximately 17,243,515 shares of our common stock (of which 2,726,530 shares are owned by our officers, directors and principal shareholders) have been registered for resale or will have been held for in excess of one year and are currently available for public resale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"). The resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our shareholders who have beneficially owned restricted shares of common stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least two years by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three month period prior to resale), such restricted shares can be sold without any volume limitation. In addition, 890,000 common shares of stock and 5,246,090 shares issuable upon exercise of outstanding warrants, are covered by this prospectus and may be publicly resold on the effective date of the registration statement of which this prospectus forms a part.

Sales of our common stock under Rule 144 or pursuant to such registration statement may have a depressive effect on the market price for our common stock.

IT IS NOT POSSIBLE TO FORESEE ALL RISKS WHICH MAY AFFECT US. MOREOVER, WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.

                                 CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2003. The table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. The table does not give effect to:

      o the issuance of 522,000 shares to consultants for services subsequent to September 30, 2003;

      o the issuance of up to 2,476,333 shares in the event options that have been granted are exercised;

      o the issuance of up to 5,698,790 shares in the event that outstanding common stock purchase warrants are exercised; or

Shareholders" equity:                                     September 30, 2003
                                                          ------------------
     Common stock, $.10 par value, 40,000,000 shares authorized, 16,819,875 shares issued and outstanding .. $ 1,681,987

     Additional paid-in capital ............................  $ 5,534,960

     Accumulated deficit ...................................  $(7,190,355)

Total shareholders' equity .................................  $    26,592
                                                              ===========

                                 USE OF PROCEEDS

Should Sense receive any funds by the exercise of warrants registered in this prospectus, the funds will be used for ongoing operations and to service short term debt.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board under the symbol "SEHO" (previously CTSMD). Prior to February 28, 2000, our common stock was listed on the National Quotation Bureau"s "Pink Sheets." The reported high and low bid prices for our common stock are shown below for the period from January 1, 2001 through September 30, 2003. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market for such securities currently exists.

         Period                                 High            Low
         ---------                              -----          -----
         First Quarter ended 3/31/01            $0.51          $0.94
         Second Quarter ended 6/30/01           $0.71          $0.36
         Third Quarter ended 9/30/01            $0.85          $0.40
         Fourth Quarter ended 12/31/01          $1.29          $0.63

         First Quarter ended 3/31/02            $1.06          $0.75
         Second Quarter ended 6/30/02           $0.92          $0.45
         Third Quarter ended 9/30/02            $0.65          $0.31
         Fourth Quarter ended 12/31/02          $0.57          $0.34

         First Quarter ended 3/31/03            $0.52          $0.25
         Second Quarter ended 6/30/03           $0.32          $0.16
         Third Quarter ended 9/30/03            $0.40          $0.15

Our common stock is owned of record by approximately 800 holders. We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them.

                           FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus regarding matters that are not historical facts are forward-looking statements. All statements which address operating performance, events or developments that management expects or anticipates to incur in the future, including statements relating to sales and earnings growth or statements expressing general optimism about future operating results, are forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in management's forward-looking statements. The differences may be caused by a variety of factors, including, but not limited to, adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues, net income and forecasts, the possibility of fluctuation and volatility of our operating results and financial condition, inability to carry out marketing and sales plans and loss of key executives, among other things. These factors, as well as others, are discussed under "Risk Factors" and elsewhere in this prospectus.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

AN INTRODUCTION

We market proprietary biometric based business systems ("our systems"). Our systems enable businesses, both private and public, the ability to monitor time, place and identity of persons using our systems. This is useful for tracking time and attendance, controlling access to secure areas and identifying individuals as authorized to use specific systems.

Once an individual is registered into one of our systems the business entity can use that biometric registration data to perform a variety of functions on an automated basis. The systems alleviates many tasks that where heretofore done manually. (i.e., the collection of payroll data). In addition, the data can be formatted into several report types that further aid the businesses in evaluating their operations. For example, the time and attendance data can be formatted to show trends of an employee or unit with regard to on-time attendance. If a pattern of tardiness is indicated corrective measures can be taken. The end goals of the systems are to increase productivity and enhance security for the businesses.

We introduced our systems to the market in 1998. We have been developing and refining systems ever since the initial introduction. In November of 2003 we successfully integrated multiple systems, our time and attendance system with our access controls system, in an effort to increase demand for our product.

Our current base of customers primarily consists of two large enterprise level clients and numerous smaller companies. To date, our ability to conduct significant marketing activities that we deem critical to building broad market awareness of, and demand for, our systems has been severely limited due to financial constraints. The financial constraints where brought on in part by the cash required to be spent in research and development. However, subsequent to our most recent fiscal year ended December 31, 2002, we have been successful in limiting further research and development expenses and have sought to market and refine our existing systems. We continue to seek funds to enable us to begin to move forward with such marketing without the burden of past research and development expenditures.

We have incurred substantial operating and net losses, as well as negative operating cash flows, since our inception. As a result, we continued to have significant working capital and limited shareholders' equity at December 31, 2002 and September 2003. In recognition of such, our independent certified public accountants included an explanatory paragraph in their report on our consolidated financial statements for the fiscal year ended December 31, 2002 that expressed substantial doubt regarding our ability to continue as a going concern.

In August 2003, we completed a private placement offering of $750,000 in a secured note from which we received $667,500 in net cash proceeds. However, absent significant capital investments we anticipate that we will continue to have working capital deficiency through the remainder of the 2004 fiscal year.

We currently estimate that we will need approximately $750,000 in additional financing. Our estimate has decreased since the release of our December 31, 2002 annual report on Form 10-KSB due to the following reasons:

      o  we have reduced the number of employees

      o  we have reduced our expenditures on research and development, and

      o our current marketing campaign has shifted from a custom system provider (longer sales cycle) to existing system sales (immediate sales with lower costs).

Although profit margins may be lower for existing system sales, lower profit margins are significantly offset by dramatically lower operating costs. In addition, we will continue to make customizations to our existing systems if such systems can be supported by our reduction in research and development spending and our smaller staff. However, additional funding identified above is still needed to fund our longer-term operating needs, including our continued conducting of those marketing activities we deem critical to building broad public awareness of, and demand for, our current systems. Within the restrictions set forth above, we are continuing to pursue additional financing. We believe that:

      o  additional financing

      o  a reduction in research and development expenses

      o followed by the sales increases we expect to realize from the additional marketing activities will be sufficient to support us until that point in time at which we forecast that our business will become self-sustaining from internally generated cash flow. There is no assurance we will be able to raise additional financing or increase sales in the coming year.

With respect to our sales and gross margins, we introduced our existing systems to the marketplace from 1998 to November of 2003, from which we have realized, and expect to continue to realize, a substantial gross margin averaging approximately 60%. With respect to our operating cost structure, we implemented a series of difficult, yet necessary, cost-cutting measures during our preceding fiscal year. The most significant of which was the elimination of substantially all non-critical personnel, consultants and infrastructure.

We currently operate with a core staff of 7 full-time employees, as compared to 11 employees at December 31, 2002. Additionally, we eliminated a substantial portion of our product research and development expenditures as of September 30, 2003. We have spent approximately 50% of the amount spent during the nine period ending September 30, 2003 as compared to the prior year on research and development. We expect to continue to reduce research and development expenses as we focus on existing systems. We expect that our product research and development needs and expenditures for the foreseeable future will remain nominal.

Although we have limited our current expenditures on research and development, and have eliminated non-critical personnel, we have maintained the employees necessary to continue operations and incorporate changes to our core products based on customers needs. We have done this to reduce expenses and because our core products are operational and saleable to a broad market with very little modification.

CRITICAL ACCOUNTING POLICIES

The Company has identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The listing is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout the Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see the Notes to the Consolidated Financial Statements.

GENERAL

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All material inter-company transactions have been eliminated.

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

REVENUE RECOGNITION

The Company recognizes revenues as units of its product are shipped to its customers.

MARKETABLE SECURITIES

Marketable securities are classified as trading securities and are held for resale in anticipation of short-term market movements. At December 31, 2002, marketable securities consisted of U.S. Treasury and Federal Agency securities held for resale. Gains or losses are recognized in the statement of operations when the bonds are sold. Unrealized gains or losses are recognized in the statement of operations on a monthly basis based on changes in their estimated fair value.

INVENTORY

Inventory is stated at the lower of average cost or market and consists of raw materials and finished goods.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, marketable securities, receivables, inventory and accounts payable approximate their fair market value based on the short-term maturity of these instruments.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred. These costs primarily consist of fees paid for the development of the Company's software.

LICENSE AGREEMENT

License agreement is stated at cost, less accumulated amortization. Amortization is computed using the straight-line method over an estimated life of five years based upon management's expectations relating to the life of the technology and current competitive market conditions. The estimated life is reevaluated each year based upon changes in these factors.

The following discussion and analysis should be read in conjunction with the financial statements of the Company and the notes thereto appearing elsewhere.

RESULTS OF OPERATIONS

The following is the result of operation for year end 2002 as compared to year end 2001 and the results for the nine month period ending September 30, 2003 as compared to the same period for 2002.

REVENUES

For the year ending December 31, 2002, sales increased by 109% from $69,569 in 2001to $145,363 in 2002. This increase is attributable to an increase demand for our products, increase in technology acceptance, new generations of products offered and larger unit sales to individual clients. Cost of goods sold as a percentage of sales nominally increased from 31% in 2001 to 34% in 2002. This nominal increase is attributable to increased sale in hard goods verses professional services. Depreciation and amortization increased 73% from $65,262 in 2001 to $112,620 in 2002. This increase is attributable to the amortization of a technology license.

(UNAUDITED)

For the nine months ended September 30, 2003, we generated revenues of $378,669. The cost of goods sold was $149,407 resulting in a gross profit of $229,262 and a gross profit percentage of 61% for the nine months ending. This is compared to the nine months ended September 30, 2002 where we generated revenues of $124,888. The cost of goods sold was $40,933 resulting in a gross profit of $83,955 and a gross profit percentage of 67.2% for the nine months ending. The increase in revenues generated was $253,781 or an increase of 203%. The increase is mainly attributed to three major clients purchasing our goods and services. Two of the major clients are beginning to purchase under their respective master purchase agreements after initial pilot installations. The decrease in gross profit percentage of 6% is mainly attributed to a higher percentage of goods verses professional services being ordered for the nine month period as opposed to the nine month period from the previous year. There is a lower margin on the sale of goods verses the sale of professional services.

OPERATING EXPENSES

General and administrative cost nominally increased 2% from $1,148,707 in 2001 to $1,173,683 in 2002. This nominal increase is attributable to continued operations that had increasing sales while management controlled any increase in general and administrative costs. Research and Development costs nominally increased 3% from $460,253 in 2001 to $473,019 in 2002. This nominal increase is attributable to continued research and development while management controlled any increase in research and development costs. Interest Expense increased 79% from $387,235 in 2001 to $693,100 in 2002. This increased is attributable to interest paid on the satisfaction of note that became due during September of the reporting year.

(UNAUDITED)

For the nine months ended September 30, 2003, operating expenses were $1,072,473. These expenses consisted of general and administrative expenses of $831,581, research and development expenses of $203,446 consisting of salaries of computer hardware and software developers, and depreciation and amortization of $37,446, primarily attributable to the amortization of the license agreement associated with the purchase of Micro Sensor Technologies, Inc. This is compared to the nine months ending September 30, 2002 where we had operating expense of $1,404,114. Those expenses consisted of $929,217 in general and administrative expenses, $390,000 in research and development and $84,897 in depreciation and amortization. Operating expenses were decreased $331,641 or a decrease of 24%. The decrease in operating expense is attributable to less money required for continued research and development as goods and services mature, tighter control over payroll expenditures and decreasing amortization of acquired licensed technology.

We expect that our current sales trends will continue to increase and that our cost of goods will remain stable for the coming year. This is not withstanding the reduction in research and development and non-critical staff. This is primarily due to the increased acceptance of the technology and the past development of our core goods and services. We believe that in the future we will be able to engage in sales with minor adjustments to our core products to meet our customers' needs. The staff that remains with the company can fully address modification of our core products and sales efforts can be better defined because of the well defined product and service offerings.

LIQUIDITY AND CAPITAL RESOURCES

We have financed our growth and cash requirements through equity investments and debt and equity financing. We do not currently have any credit facilities from financial institutions or private lenders. We do not currently have any material commitments for capital expenditures.

Cash used in operations for the year ended December 31, 2002 was approximately $1,528,731 attributable primarily to the net loss of approximately $2,572,815 offset by non-cash compensation of $210,761, amortization of $112,620 and deferred financing cost $568,844, the impairment of the license agreement of $216,426. Cash provided by financing activities during the year was approximately $1,580,550 from proceeds of equity raises of $2,875,625 offset by cost related to securities sold of $340,075, the repayment of notes payable of $962,500 and the repayment of advances to shareholders of $7,500.

Cash used in operations for the nine months ended September 30, 2003, was $776,646 attributable to a net loss of $872,259. The net loss was decreased primarily by: common stock issued for services of $63,894; changes in the allowance for doubtful accounts of $9,919; change in accounts payable and accrued expenses of $36,903; depreciation and amortization of $37,446; and, change in inventories of $24,677. The net loss was increased primarily by changes in: accounts receivable of $104,767. Cash flows provided by investing activities was $107,230 for the nine months ended September 30, 2003. The increase is attributable to the proceeds from the sale of marketable securities during the current period. Cash flows provided by financing activities were $750,000 and was attributed to the proceeds from notes payable secured during the reporting period.

Since our inception, we have been engaged in research and development activities relating to our first generation of biometric security products. We commenced delivery of these products in the third quarter of 1999 and have been generating revenues since the fourth quarter of 1999. We have completed development of our core products, and have recognized revenue on its sales since the year ended December 31, 2000. We have also recognized revenue for consulting fees since the third quarter of 2000. We will focus on the sale of our currently developed core products while making customer specific modifications thereto.

We will have the need for additional capital investment and are actively pursuing additional outside capital investments that will be necessary to meet our cash flow needs over the next twelve months. Should revenues not reach projected levels or should unforeseen events arise, we will be required to secure even more funds to meet our operating needs even sooner than anticipated. Additional funding may not be available to us on acceptable terms and could substantially impact our ability to continue in business.

FACTORS THAT COULD CAUSE OUR RESULTS TO DIFFER FROM OUR FORWARD-LOOKING
STATEMENTS

This Report contains forward-looking statements. Forward-looking statements express our expectations or predictions of future events or results. They are not guarantees and are subject to many risks and uncertainties. There are a number of factors "many beyond our control" that could cause actual events or results to be significantly different from those described in the forward-looking statement. Any or all of our forward-looking statements in this report or in any other public statements we make may turn out to be wrong.

Forward-looking statements might include one or more of the following:

      o  Projections of future revenue;

      o  Anticipated purchase orders and/or product delivery dates;

      o Descriptions of plans or objectives of management for future operations, products or services;

      o  Forecasts of future economic performance; and

      o Descriptions or assumptions underlying or relating to any of the above items.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate", "estimate", "expect", "project", "intend", "plan", "believe" or words of similar meaning. They may also use words such as "well", "would", "should", "could" or "may".

Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks such as:

         o  Our early stage of development makes evaluating us difficult;

         o We have experienced historical losses and an accumulated deficit and we may not become profitable;

         o We will require additional capital or alternative financing and funding may not be available to us on acceptable terms;

         o Our competitors are financially stronger than we are and we may be unable to compete effectively or become a competitive force in our industry;

         o We are dependent upon third-party software, our access to which may be cancelled on 90 days" notice;

         o Biometric security devices may not be accepted in the marketplace or may be replaced by alternative technologies;

         o We may be unable to develop applications for the technology we acquired from Micro Sensor Technologies Inc., and we are obligated to pay royalties to the technology owner even if we do not develop commercial applications for the technology;

         o  We may be unable to protect our proprietary rights;

         o Our stock is thinly traded and in the absence of an active trading market, investors may have difficulty reselling their shares;

         o As an emerging technology company, the market price for our common stock is subject to wide fluctuations; and,

the other risks identified from time-to-time in our various filings with the United States Securities and Exchange Commission.

                                    BUSINESS

Sense Holdings, Inc. ("Sense Holdings", "Sense", "we", "us", "our"), is a Florida corporation. We design, develop, manufacture and sell products that use biometric technology to verify a person's identity. Unique physical traits such as fingerprints, retina lines, voice waves and palm prints are known as biometric traits, and their use to verify a person's identity is known as biometric identification. In addition, Sense Holdings, Inc., has integrated smartcard technology and other identification technologies into its biometric applications. Applications, such as time and attendance and access control are written around the biometric and smartcard technology.

Our time and attendance systems, which are marketed under the name CheckPrint(R) T/A, are human resource systems that permit an employees time and attendance at work to be tracked using our fingerprint identification hardware and software suite. The technology operates as a stand-alone unit or a network enabled unit that generates reports and can automatically port all payroll information to a payroll service.

Our access control systems, which are marketed under the name CheckPrint(R) A/C, are security systems that permit access to locked buildings, offices or other secured areas only to those whose identities can be verified, using our fingerprint identification software. Our modest revenue-generation to date is, in substantial part, a result of a lack of capital necessary to acquire a product inventory and commence aggressive marketing programs. While we have funded our growth to date through the sale of our debt and equity securities, we require operating revenues or alternative financing in order to fully implement our business plan and achieve profitability.

Sense Holdings, Inc., is also a research and development company specializing in biometric security and explosive detection. We continue to develop our biometric line of products to meet the needs of today's security market. Our subsidiary, Micro Sensor Technologies, Inc., is exclusively engaged in the acquisition and development of explosive detection technology.

Our fiscal year end is December 31. Our executive offices are located at 4503 NW 103rd Avenue, Sunrise, Florida 33351, and our telephone number is: (954) 726-1422.

INDUSTRY

The use of unique physical traits to verify a person's identity is known as biometric identification. Biometric identification includes fingerprinting, hand geometry, iris scanning, signature verification and voice analysis. Biometric technology has been used for decades in government and law enforcement applications. But, until recently, these systems were too expensive to manufacture to make retail marketing realistic. With the introduction of more powerful computers and the development of more advanced software applications, biometric identification techniques can be adapted for commercial purposes on an economically feasible basis. In addition, there is currently a higher awareness of biometrics as it relates to security applications.

There are many alternatives in the biometric industry that include, but are not limited to, fingerprint recognition, facial recognition, voice recognition and palm recognition. Many providers have used the different methods in different applications. To date, applications include time and attendance, access control, crowd scanning and computer access. The industry is in its infancy regarding applications however the technology regarding biometric detection is a rapidly maturing science. Presently, there are many companies entering the biometric detection and application industry while many other companies have failed at trying to create a marketable product. There are few companies that have been in the industry for multiple years and continue to use their experience to market biometric detection devices and applications.

We believe that fingerprint identification is far more effective in authenticating employees' actual attendance at work than traditional time clock verification. By authenticating a person's identity, biometric identification can substantially reduce incidents of employee fraud inherent in the use of other forms of employee identification and attendance verification, such as punch clocks. We also believe that fingerprint verification is less intrusive, more widely accepted and more cost effective than other available forms of biometric identification. Also, the use of biometrics for access control is becoming widely accepted in the marketplace. This is especially true for access to sensitive workspaces like an airport tarmac.

Many factors, including recent world events, have created increased demand for new biometric applications to secure access, not only to physical areas, but also sensitive data. Among the applications that are being developed are the use of biometrics to validate the identities of individuals at security checkpoints before boarding a plane, entering a building, crossing a border, accessing a computer and many other applications.

PRODUCTS AND SYSTEMS

BIOCLOCK(R)

Our biometric systems are designed and built around our proprietary hardware platform known as BioClock(R), a stand-alone platform, or completely network enabled system, that replaces a traditional wall mounted or free-standing swipe or punch card time clock. Identity verification is accomplished by comparing an individual's scanned and digitized fingerprint to the fingerprint profile stored in a computer database. The user's fingerprint is scanned by means of a silicon-based reader with sensors that capture the fingerprint image. The image is then converted into data that is stored in the system's computer database, and saved as a reference for comparison to the fingerprint offered for identification.

BioClock(R) replaces traditional identification devices such as: swipe cards; punch cards; PIN numbers; or, passwords that can be stolen or voluntarily provided by the owner to another person. Alternatively, BioClock(R) can be used in conjunction with traditional identification devices for added security. We have made our systems modular so the user can choose which parts of the technology they wish to use. In addition, we have designed our systems to be compatible with many existing technologies so that they can be integrated into an existing system. As a result, we believe BioClock(R) reduces incidents of fraud associated with traditional identification systems that do not effectively preclude individuals from using another person's means of identification while keeping integration hurdles and costs down.

We have also developed two integrated hardware and software applications that incorporate BioClock(R) in turn-key total solution systems.

CHECKPRINT(R) T/A

Our time and attendance systems, which are marketed under the name, CheckPrint(R) T/A:

      o Use fingerprint verification to authenticate the identity of employees when they arrive at and leave work;

      o Gather data, including the time each employee attends work and what areas were accessed by an employee;

      o Perform payroll functions and other record keeping calculations using the data that is gathered;

      o Provide electronic export capability to over 150 third-party payroll services to facilitate the use of automated payroll checks;

      o  Generate logs and reports, including over 20 standard reports; and

      o Perform other functions including employee scheduling, job cost analysis, edit time punches, electronic calculations and related record keeping.

      o Our standard CheckPrint(R) T/A systems include a 100 person user base. We are currently developing data base management capabilities for larger numbers of employee, while maintaining system accuracy. These developments include the use of a PIN number in conjunction with biometrics, that make the number of users only limited by the data storage capacity of the system , without adverse effects on accuracy.

CHECKPRINT(R) A/C

Our access control systems, which are marketed under the name CheckPrint(R) A/C, are security systems that permit access to locked buildings, offices or other secured areas only to those whose identities can be verified, using our proprietary fingerprint identification software. Our CheckPrint(R) A/C systems, which can be used with or without smartcard technology, can be programmed for different levels of security, permitting access only to recognized individuals who have the requisite level of security clearance. Our current version of CheckPrint(R) A/C system incorporates access control capability for single door access. We are developing software application infrastructure that will enable a single CheckPrint(R) A/C system to control access to multiple locations. We market CheckPrint(R) A/C at a higher price than CheckPrint(R) T/A, to reflect the increased level of technology and functionality provided by CheckPrint(R) A/C.

CHECKPRINT(R) ATAC

Our access control systems and time and attendance systems have been combined into one product offering both capabilities. We marketed this combined product under the name CheckPrint(R) ATAC. The combined can be used with or without smartcard technology. The system incorporates time and attendance and access control capability for multiple doors at multiple locations. We market CheckPrint(R) ATAC at a higher price than CheckPrint(R) A/C, to reflect the increased level of technology and functionality.

BDS

We have developed software into a Biometric Distribution Server. We marketed this software in combination with our other systems under the name CheckPrint(R) BDS. The software allows our systems to operate in a multi-unit configuration. Thus many remote sites can be managed from a central database. We believe the CheckPrint(R) BDS application is a significant enhancement to our core product offering and the field of biometrics.

We have also developed and are marketing:

CheckPrint(R) SDK, a software development kit for biometrics that enables purchasers and licensees to create custom applications for our software and hardware. The SDK was developed to work in conjunction with Sense Holdings, Inc.'s hardware and aids developers in the creation of robust biometric fingerprint applications. The SDK is separated into 3 categories - imaging, algorithm, and database. Once an application is developed and successfully deployed by a purchaser or licensee the end result will be increased sales of Sense Holdings, Inc.'s hardware.

CheckPrint(R) DTU, provides users with the ability to secure a computer terminal, and files and folders via, fingerprint identification. The hardware is a stand-alone peripheral that can be connected to a port on an existing computer to permit fingerprint identification.

CheckPrint(R) SDTU, provides users the ability to secure a computer terminal with fingerprint biometric and a smart card. The hardware is a stand-alone peripheral that can be connected to a port on an existing computer to permit fingerprint identification. There are many applications that can be written around the secure data storage capability of a smart card that is unlocked by a fingerprint biometric signature. For example, in a university setting information such as meal plan credits can be stored on the smart card and deducted as used by the biometrically identified user.

PRODUCT DEVELOPMENT, MANUFACTURING AND ASSEMBLY

CheckPrint(R) T/A is configured as a standalone unit comprised of a TFT Flat Panel display, internal computer, keypad, and silicon fingerprint reader. CheckPrint(R) T/A automatically authenticates the employee's identity, track totals hours, and calculates the correct pay rates. Sense offers CheckPrint(R) T/A models to support any size employee base.

We design, develop, manufacture, and sell the CheckPrint(R) T/A security solution. Sense has developed Time and Attendance, Access Control and security system software applications, as well as a complete hardware system solution based on a Pentium PC processor backbone. Our products work in a network environment and we can connect to any existing network infrastructure, or Sense can setup the network. Data is transmitted through TCP/IP protocol and we can link unlimited CheckPrint(R) T/A units together in any environment or facility. Sense also can remotely communicate with other CheckPrint(R) T/A units using a modem which transmits required data over the standard telephone lines. The CheckPrint(R) T/A systems are unsupervised security and clock-in stations replacing the standard wall mounted time clock or swipe systems. An employee or another authorized user uses his or her fingerprint to replace a password, PIN or swipe card.

CheckPrint(R) T/A systems and CheckPrint(R) A/C systems are driven by our proprietary software.

The software components for our biometric identification systems have been developed, in most part, by our employees. The source code for the software is our proprietary property. This software enables our systems to gather, filter and sort data, generate reports from the data and compute payroll information for export to third party payroll services.

Most of the hardware components for our biometric systems are off-the shelf, and we are not dependent on any one vendor for these components. However, certain hardware components have been designed by our in-house engineering staff or designed to our specifications as works for hire by independent contractors.

We have entered into an agreement with Test Systems Engineering, under which Test Systems Engineering has designed, engineered and configure some of our hardware components for CheckPrint(R) T/A and CheckPrint(R) A/C systems. They are a valuable outsource for many engineering tasks and have a state of the art design and manufacturing facility. All product testing and assembly is performed "in-house" in order to maintain quality control. Our agreement with Test Systems Engineering terminates on December 31, 2005, and may be automatically renewed for consecutive one-year terms. For its services, Test Systems Engineering receives a fee payable at the rate of $75 per hour. We are not dependent on Test Systems Engineering for its services.

Our biometric systems currently incorporate a silicon-based fingerprint scanner with sensors to capture a user's fingerprint. Related software then compares the user's fingerprint to the digitized reference sample stored in the system's database, and verifies the user's identity. The silicon-based technology is used in conjunction with our own software that interfaces between the silicon product and our biometric systems. We currently purchase the silicon-based technology from an independent supplier. We believe that this supplier is able to provide us with our foreseeable requirements for these components. We are not dependent on the supplier for our sensor needs.

We have entered into an agreement with Integrated Design, Inc. under which Integrated Design developed a software program to enable the payroll data produced by CheckPrint(R) T/A to be exported to over 150 third party payroll services such as ADP and Paychex. We have licensed the software from Integrated Design and are required to pay license fees on a per user basis. This fee is incorporated into the cost of our overall product. Integrated Design was paid a $10,000 software development fee to customize their software to our application. The software development agreement is for a term of five years, with five year renewal terms, but may be canceled by either party on 90 days written notice. The agreement also provides us access to the software and allows us to continue to use Integrated Design's software in the event of such company's dissolution, bankruptcy or similar events. If our agreement with Integrated Design terminates, we will incur time and expense to develop alternative software links for data export. Delays in the successful development of alternative software links could adversely affect us.

ACQUISITION OF MICRO SENSOR TECHNOLOGIES, INC.

On May 31, 2001, we acquired all of the outstanding shares of Micro Sensor Technologies, Inc., a Florida corporation. The shares were acquired from UTEK Corporation a Delaware corporation and UT-Battelle LLC, a Tennessee corporation, the shareholders of Micro Sensor, in a stock-for-stock exchange, for total consideration of 2,000,000 shares of our common stock. Following the acquisition, Micro Sensor became our wholly-owned subsidiary, and we indirectly acquired the rights and obligations of Micro Sensor under various agreements to which it is a party, including a Patent License Agreement with UT-Battelle LLC, a Consulting Agreement with Dr. Thomas Thundat and a Work for Others Agreement with UT-Battelle LLC.

Under the Patent License Agreement, Micro Sensor became the exclusive licensee of UT-Battelle with respect to certain patented technology owned by UT-Battelle relating to the use, sale or offer for sale of technology which assists in the detection of unexploded ordnance including bombs, grenades, shells, rockets, and other explosive devices either placed as mines or fallen as projectiles whether buried or camouflaged. The exclusive license does not include explosive detection for security applications, including airport security. However, Micro Sensor has been granted a non-exclusive license to use the technology for security-related applications. UT-Battelle acquired the licensed rights under a contract with the United States Department of Energy, pursuant to which the technology was developed at the Oak Ridge National Laboratory in Oak Ridge, Tennessee.

Under the License Agreement, Micro Sensor is obligated to pay UT-Battelle an amount equal to 2.5% of net sales of products incorporating the licensed technology, subject to minimum annual royalties ranging from $5,000 during the first year of the license term to $25,000 for the seventh year of the term and thereafter. If the technology is sublicensed to third parties, a sublicense royalty fee equal to 50% of the sublicenses received by Micro Sensor must be paid to UT-Battelle. The term of the license agreement expires upon termination of the last-to-expire of the proprietary rights granted under the agreement, subject to earlier termination in the event of an uncured breach of the agreement by either party. No products have yet been developed from the technology, and we do not know if the acquired technology can be successfully incorporated into commercially feasible products or whether any such products can be successfully marketed.

Under a Consulting Agreement, Dr. Thomas G. Thundat has agreed to review, evaluate and make recommendations to Micro Sensor regarding the application of manufacturing and testing of the explosive detection technology, and will also provide recommendations to Micro Sensor regarding the application and integration of the new technology to products, and recommendations regarding the need for future research and development. Dr. Thundat was integrally involved in the development of the technology at the Oak Ridge National Laboratory. The one consulting agreement commenced on June 1, 2001. The agreement requires Thundat to provide 100 hours of consulting time to Micro Sensor at a rate of $200 an hour totaling $20,000, which amount was paid by Micro Sensor at the time of our acquisition.

Micro Sensor has also entered into a Work for Others Agreement with UT-Battelle, LLC. The objective of this agreement is to demonstrate the efficacy of the technology being licensed for the purpose of detecting explosive devices. The duration of the Work for Others Agreement is 12 months. UT-Battelle, LLC has estimated that the cost for the work to be performed under this agreement will be $100,000, and this amount was paid from Micro Sensor funds at the time of our acquisition.

Oak Ridge National Laboratory continues to work toward a commercially viable Micro Sensor to be incorporated into our product line of sensors. We are engineering systems and hardware to incorporate the sensor, as envisioned, into handheld explosive detection devices.

RESEARCH AND DEVELOPMENT

From the inception of our current activities in July 1998 through December 2002, we have spent approximately $1,075,000 on research and development activities.

SALES AND MARKETING

Many of our goods and services are customized to individual customer needs. However, our core products, which we market under the marks BioClock(R) and CheckPrint(R) as systems, range from $2,500 to the hundred of thousands of dollars, depending on the number of users, sites and functionality of the system. We also offer software updates and on-site service contracts for additional fees. We also sell other goods and services, such as a desk top finger sensor, a desk top finger sensor with a smart card reader built into the desk top unit, software developer's kits and database management tools, at suggested retail prices.

We intend to market our systems to manufacturers, retailers and corporate America with at least 15 employees and up to enterprise level clients. We plan to sell our systems through an in-house sales force as well as OEMs and independent sales representatives. We will engage in direct marketing programs, trade show participation, and local, regional and national advertising campaigns to generate sales. Moreover, we have offered consulting and design services to specialized biometric development and deployment projects. By offering our expertise in the design and deployment of biometric systems we gain additional revenues and create another marketing avenue.

Our independent Sales Representatives currently serve markets throughout the United States and South America. We intend to engage sales representatives and consultants to cover additional territories over the next 12 months. Specifically, we have engaged a consultant to gain entry into the Asian markets, initially targeting China. Our consultant is an Asian company and their marketing efforts include, but are not limited to, strategic alliances, joint ventures, product outsourcing, mergers and acquisitions between Sense and other Asian companies. Domestically, or through international representative, consultants or strategic partners, we intend to seek penetration of the retail merchandise, home and business security, food processing facilities, textile manufacturing and trucking and transport distribution markets through the services of these representatives. Sales representatives are generally compensated by a commission based upon the sales prices of systems sold by them.

We intend to license our systems to third-party OEMs, integrators and software developers, for incorporation in their products. License fees and royalty fees will be negotiated on a case by case basis, and take into consideration various factors including competitive pricing, the nature of the installation, the number of users to be tracked, and the extent of enhancements, modifications and customization required by the customer. Basic, extended and enhanced maintenance services will also be made available for an annual fee.

INTELLECTUAL PROPERTY

Patents. We currently have on file with the United States Patent and Trademark Office, a utility patent that was converted from a provisional patent covering the proprietary use of our technology and the proprietary hardware used in our application. In addition, we have on file a provisional patent regarding our CheckPrint(R) BDS and a utility patent regarding a handheld explosive detection unit. The goods and services are clearly marked as patent pending. Several other products and methods are being identified as potential patentable subject matter and once the analysis is complete applications will be sought. All of the engineers and programs are working diligently toward hardware and software solutions and it is believed that many of the solutions may be patentable. Sense Holdings, Inc., has retained patent counsel to review the projects and advise where patentable subject matter exists and to prepare applications for the same. All of our employees are under an obligation to assign inventive material to Sense Holdings, Inc. There is no guarantee that our patent application will mature into a registration for patent.

Trademarks. We enjoy several common law rights to our trademarks. The common law rights protect the use of marks used to identify our goods and services since the time of their first use in commerce. We have a registration for the flagship software product CheckPrint(R) and our flagship hardware product BioClock(R). In addition, we have registered Sense(R) as our corporate identity, meCard(R) used to identify identification cards used in conjunction with our biometric systems and "Security Solutions at a Touch of a Finger" (R). Several other marks are being identified as strong product and service identifiers and trademark search and applications are underway. There is no guarantee that our trademark applications will mature into registration of trademarks.

Copyrights. We are currently filing several copyright applications covering our source code. We enjoy several common law rights to our proprietary copyrights. The common law rights protect the actual programming code, the look and feel of its display screens and material contained in our user manuals since the time of the copyrightable works creation. In addition, we have an application on file with the United States Copyright Office covering our proprietary source code, the look and feel of our display screens and user manuals. There is no guarantee that our application will mature into a registration for copyright.

Whether or not we obtain formal protection for our products and/or systems, we intend to vigorously protect our ownership rights. However, protection of our rights will not prevent others from developing similar technology on their own or developing other products that may be used for purposes similar to ours. If these events occur, others may become our competitors, which could have a material adverse effect on our business, financial condition and results of operations.

COMPETITION

We face competition from companies engaged in the time and attendance industry, as well as in the security and access control industry. Competition may come from companies using biometric fingerprint technology, as well as from companies using other biometric identification methods. Competitors also include companies marketing traditional forms of employee verification and attendance products, including time clocks, ID badges, passwords and PIN numbers. Some of our competitors may have longer operating histories and greater financial and other resources than we have. Our ability to compete successfully will depend on many factors, including our ability to adapt to changing technologies and meet the needs of the marketplace on a price competitive and timely basis.

Competition in time and attendance services exists from various software developers and product manufacturers, the largest of which is Kronos, a publicly-traded company (NASDAQ National Market System: KRON) providing software applications based on a swipe card identifier. Other competitors in time and attendance application development include Simplex, Smartime Software, Time and Tech.com and Unitime Systems. Principal competition in fingerprint biometrics includes Identix, Secugen and Fujitsu. Other biometric technology providers include Recognition Systems (hand geometry), Iridian (iris identification) and LG Electronics. Many of our competitors have a substantially longer operating history than we do and have substantially greater financial and other resources than we do. While we believe that our ability to offer a total package of time and attendance and access control software and innovative hardware gives us a competitive marketing advantage, unless we are able to penetrate the marketplace and gain name recognition for our products and technology, we may be unable to compete effectively.

We believe that we can effectively compete in our industry because:

      o Biometric identification is more reliable than traditional employment verification methods;

      o Fingerprint identification is less costly and more recognized than other currently available forms of biometric identification;

      o Our systems provide a total solution, turnkey approach to our customers; and

      o Our systems are network enabled and can be remotely accessed by a system administrator to get valuable real time information regarding the customer's work force and security at the workplace;

      o Our systems offer an enterprise solution in that the systems are completely scalable for large numbers of employees and multiple access points and numerous locations;

      o Our systems are modular and offer a variety of identification methods that can be added to the basic system;

      o Our systems are software driven and the software is customizable to a customer's particular needs; and,

      o Biometric identification does not use ID badges, passwords, PIN numbers or other devices that have historically been misused by employees to the detriment of employers.

We have not deployed technology in the explosive detection arena as the product is still under development and do not have an ability to describe our competitive advantages or disadvantages at this time.

Naturally, our inability to compete successfully with any of our products could have a material adverse effect on our business, financial condition and results of operations.

EMPLOYEES

We currently employee 7 people, all of whom are full-time employees, in the following capacities: three executive officers, one corporate counsel, one programmer, and two warehouse and assembly employees. Our employees are not represented by a collective bargaining unit. We believe that relations with our employees are good.

CORPORATE HISTORY

We were organized in Idaho, under the name Century Silver Mines, Inc., on February 5, 1968. Originally, we developed mining properties, but by 1998 we had ceased those operations.

Sense Technologies, Inc. was organized under the laws of the State of Florida on July 13, 1998. Sense Technologies was formed for the purpose of engaging in developing and marketing biometric devices for use in employee identification and security-related products.

In January 1999, we acquired all of the outstanding shares of Sense Technologies for a purchase price consisting of 4,026,700 of our shares, issued to the former shareholders of Sense Technologies. We operated Sense Technologies, Inc. as our wholly-owned subsidiary. At the time of the acquisition, Century Silver Mines had no operations and Sense Technologies was developing its proprietary biometric security systems. Immediately following the acquisition, the former shareholders of Sense Technologies owned approximately 93% of our outstanding shares.

At the time of the acquisition, the principal owners of Sense Technologies were Dore Scott Perler and Andrew Goldrich. Dore Perler was its president, Andrew Goldrich was its secretary and treasurer, and Messrs. Perler and Goldrich were the members of its board of directors. At the time of the acquisition, the officers and directors of Century Silver Mines were John Branz, Kirk Scott and Barbara Scott, the mother of Kirk Scott. There were 288,300 outstanding shares of Century Silver Mines owned by approximately 750 holders, none of whom, to our knowledge, owned in excess of 5% of the outstanding shares. However, we understand that Kirk Scott, Barbara Scott and James Scott, her brother-in-law, owned an aggregate of approximately 29% of the outstanding shares of Century Silver Mines at the time of the acquisition.

In January 1999, we reduced the shares of our stock that were outstanding by combining each 7.74 shares that were outstanding, into one share. All numbers of shares in this report reflect the January 1999 share combination. In June 1999, we changed our corporate domicile from Idaho to Florida and, in connection with the domicile change we changed our name to Sense Holdings, Inc. In May 2000, we increased the number of shares of common stock we are authorized to issue to 20,000,000, and in January 2002, we again increased our authorized common stock to 40,000,000 shares.

In May of 2001 we acquired all of the issued and outstanding capital stock of Micro Sensor Technology Incorporated, a Florida corporation specializing in explosive detection technology. Micro Sensor Technology is now a wholly-owned subsidiary of Sense Holdings.

In January 2002, in an effort to unify our corporate identity we ceased operating under the name Sense Technologies, Inc., and began operating only as Sense Holdings, Inc.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table includes the names, positions held and ages of our executive officers and directors.

 NAME                   AGE      POSITION
 ----                   ---      --------

 Dore Scott Perler       43      Chief Executive Officer, President and Director

 Andrew Goldrich         43      Vice President and Director

 Shawn Tartaglia         34      Chief Technical Officer and Director

 Julie Slater            44      Director

Dore Scott Perler has served as our Chief Executive Officer and President and a member of our board of directors since July 1998. From May 1993 to July 1998, Mr. Perler was a founder, Director, and Vice President of Sales covering the Southeast United States and Latin America, for Latinrep, Inc., a manufacturer's representative organization. He assisted in the formation of Latin Channels, a trade show for Latin American distributors.

Andrew Goldrich has served as our Vice President and a member of our board of directors since July 1998. From January 1984 to July 1998, Mr. Goldrich was Vice President of Sales and Finance for Sassy Knitting Mills, Inc., a privately-held garment manufacturer. He was a founder of Sassy Knitting Mills, where he implemented a national sales force and was responsible for overall financial and marketing activities.

Shawn Tartaglia has served as our Chief Technical Officer and a member of our board of directors since July 1998. From November 1997 to July 1998, Mr. Tartaglia was Manager of Information Systems for CompScript, Inc., a privately-held pharmaceutical provider. From February 1993 to November 1997, he was employed by Solopak Pharmaceuticals, a privately-held pharmaceutical supplier, as its Systems and Telecommunications Manager.

Julie Slater has served on our board of directors since January 1999. From 1984 and continuing until the present, Ms. Slater has been Vice President of All Eyes Optical, a privately-held optometry and retail eye wear provider. She is the sister-in-law to our Chief Executive Officer, Dore Perler.

We have also engaged several consultants who play a significant role in our business. They are:

Doug Kilarski is a consultant in Business Operations. Mr. Kilarski has served as a consultant to us, through Test Systems Engineering, since July 1998. Since 1994 he has been Vice President, Analyst for Aspen Business Development, a privately-held business development organization.

Alex Schlinkmann is our Operations Advisory Director, Hardware Engineering and Manufacturing. Mr. Schlinkmann has been a consultant to us, through Test Systems Engineering, since July 1998. Since 1991 he has been President and Design Engineer for Test Systems Engineering.

Jamie Schlinkmann is our Operations Advisory Director, Hardware Design. Mr. Schlinkmann is the brother of Alex Schlinkmann, and has been a consultant to us since July 1998. Since 1991 he has been Vice President and Design Engineer for Test Systems Engineering.

Until not later than March 26, 2006, Joseph Stevens & Company, Inc. has the right to designate one member of or in lieu thereof, appoint one observer to our board of directors. To date, Joseph Stevens & Company has not designated a director or observer. We have agreed to reimburse such designee for out-of-pocket expenses incurred in connection with attending meetings of our board of directors.

All directors serve for one year and until their successors are elected and qualify. Directors do not receive compensation for serving as directors. Officers are elected by the board of directors and their terms of office are, except as otherwise stated in employment contracts, at the discretion of the board of directors.

BOARD COMMITTEES: We do not as yet have an audit committee or a compensation committee, but the Board of Directors, in its entirety, acts as an Audit Committee. No members of our board are independent.

EMPLOYMENT AGREEMENTS AND COMPENSATION PACKAGES

EMPLOYMENT AGREEMENTS: In December 2002 the Company entered in to two year employment contracts with its Chief Executive Officer, Chief Financial Officer and Chief Technology Officer. Specific terms are detailed herein.

Dore Perler, will render full-time professional services to Sense in the capacity of Chief Executive Officer of Sense. He will at all times, faithfully, industriously and to the best of his ability, perform all duties set forth in Sense bylaws and in policy statement of the Board.

TITLE AND JOB DESCRIPTION: As CEO, the Executive shall always be the most senior Company officer and shall have the duties, responsibilities and authority that are customarily associated with such position. Executive's duties and responsibilities shall include authority for acquisitions, divestitures, investor relations and overall management of the company subject to Board policies or direction. Executive shall also perform other functions consistent with the CEO position and shall report directly and solely to the Board. Executive shall perform his job in Sunrise, Florida and shall not have to render services at another location except on a temporary basis. Executive shall be permitted to perform outside business endeavors, subject to noncompetition agreements between the Company and the Executive and provided that such outside activities do not interfere with the performance of Executive's duties.

In consideration for these services as Chief Executive Officer, Sense agrees to pay the CEO a salary of $115,000 per annum or such higher figures shall be agreed upon at an annual review of his compensation and performance by the Board. This annual review shall occur three months prior to the end of each year of the contract for the express purpose of considering increments. The amount of $115,000 shall be payable in accordance to Sense current pay period standards for employees. In addition, Sense will provide a car allowance of up to $ 400.00 per month, or lease.

Andrew Goldrich, will render full-time professional services to Sense in the capacity of Chief Financial Officer of Sense. He will at all times, faithfully, industriously and to the best of his ability, perform all duties set forth in Sense bylaws and in policy statement of the Board.

TITLE AND JOB DESCRIPTION: As CFO, the Executive shall always be the most senior Company officer and shall have the duties, responsibilities and authority that are customarily associated with such position. Executive's duties and responsibilities shall include authority for acquisitions, divestitures, investor relations and overall management of the company subject to Board policies or direction. Executive shall also perform other functions consistent with the CFO position and shall report directly and solely to the Board. Executive shall perform his job in Sunrise, Florida and shall not have to render services at another location except on a temporary basis. Executive shall be permitted to perform outside business endeavors, subject to noncompetition agreements between the Company and the Executive and provided that such outside activities do not interfere with the performance of Executive's duties.

In consideration for these services as Chief Financial Officer, Sense agrees to pay the CFO a salary of $115,000 per annum or such higher figures shall be agreed upon at an annual review of his compensation and performance by the Board. This annual review shall occur three months prior to the end of each year of the contract for the express purpose of considering increments. The amount of $115,000 shall be payable in accordance to Sense current pay period standards for employees. In addition, Sense will provide a car allowance of up to $ 400.00 per month, or lease.

Shawn Tartaglia, will render full-time professional services to Sense in the capacity of Chief Technical Officer of Sense. He will at all times, faithfully, industriously and to the best of his ability, perform all duties set forth in Sense bylaws and in policy statement of the Board.

TITLE AND JOB DESCRIPTION: As CTO, the Executive shall always be the most senior Company officer and shall have the duties, responsibilities and authority that are customarily associated with such position. Executive's duties and responsibilities shall include authority for acquisitions, divestitures, investor relations and overall management of the company subject to Board policies or direction. Executive shall also perform other functions consistent with the CTO position and shall report directly and solely to the Board. Executive shall perform his job in Sunrise, Florida and shall not have to render services at another location except on a temporary basis. Executive shall be permitted to perform outside business endeavors, subject to noncompetition agreements between the Company and the Executive and provided that such outside activities do not interfere with the performance of Executive's duties.

In consideration for these services as Chief Technical Officer, Sense agrees to pay the CTO a salary of $96,000 per annum or such higher figures shall be agreed upon at an annual review of his compensation and performance by the Board. This annual review shall occur three months prior to the end of each year of the contract for the express purpose of considering increments. The amount of $96,000 shall be payable in accordance to Sense current pay period standards for employees.

EMPLOYMENT TERMS COMMON TO ALL THE EXECUTIVES INCLUDE:

INCENTIVE COMPENSATION: In addition to the Base Salary, the Company shall pay to Executive as incentive compensation ("Incentive Compensation") in respect of each calendar year (or portion thereof) of the Company, an amount determined in accordance with any bonus or short term incentive compensation program (which may be based upon achieving certain specified performance criteria) which may be established by the Board either for the Executive or for senior management. The determination as to the amounts of any awards available to the Executive under these programs shall be reviewed at least annually by the Company's Executive Compensation Committee to ensure that such amounts are competitive with awards granted to similarly situated executives of publicly held companies comparable to the Company.

10 Paid Days Off of compensated time each of the contract years, and such other paid holidays in accordance with Sense PDO policy, to be taken at times mutually agreed upon between him and the Chairman of the Board.

In the event of a single period of prolonged inability to work due to the result of a sickness or an injury, the executive will be compensated in accordance with Sense's PDO (Paid Days Off) and disability policies. Up to six (6) months salary continuation will be provided in such an instance to supplement short-term disability.

In addition, the executive will be permitted to be absent from Sense during working days to attend professional meetings and to attend to such outside professional duties in the biometrics field as have been mutually agreed upon between him and the Chairman of the Board. Attendance at such approved meetings and accomplishment of approved professional duties shall be fully compensated service time and shall not be considered vacation time. Sense shall reimburse the executive for all expenses incurred by the executive incident to attendance at approved professional meetings and such entertainment expenses incurred by the executive in furtherance of Sense's interests, provided, however, that such reimbursement is approved by the Chairman of the Board.

In addition, the executive shall be entitled to all other fringe benefits to which all other employees of Sense are entitled.

Sense agrees to pay dues to professional associations and societies and to such service organizations and clubs of which the executive is a member, approved by the Chairman of the Board as being in the best interests of Sense.

Insure the executive under its general liability insurance policy for all acts done by him in good faith as an Executive Officer throughout the term of this contract; and,

Provide comprehensive health and major medical insurance for the executive and his family, according to Sense benefit package.

In the event of involuntary termination without cause or disability each executive would be entitled to the following compensation for the succeeding 24 months following the date of termination:

         i) Two hundred (200%) percent of the executive's base compensation in effect on the date of the employment termination; plus

         ii) Two hundred (200%) percent of the executive's annual incentive bonus earned on a quarterly basis as of the date of the termination, assuming the executive was employed on the last day of the quarter in which termination of employment occurred.

In the event the executive is terminated for "cause" the executive will be entitled to any unpaid salary through the date of termination and deferred compensation will be forfeited. In the event there is a "Change in Control" the Company will be required to pay the executive a lump sum equal to 299% of the executive's base compensation in effect on the date of employment plus 299% of the executive's prior year incentive bonus. The executive may, at their discretion, elect to terminate the contract the executive must give the Board 90 days written notice and the executive would not be entitled to severance benefits.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information relating to all compensation awarded to, earned by or paid by us for each of the three fiscal years ended December 31, 2002, to: (a) our President and Chief Executive Officer; and (b) each of our executive officers who earned more than $100,000 during the fiscal year ended December 31, 2002:

                                   Fiscal                             Other Annual                     LTIP     All Other
 Name and Principal Position        Year        Salary       Bonus    Compensation     Options/ (#)    Payouts  Compensation
 ---------------------------        ----        -------      -----    ------------     ------------    -------  ------------
 Dore Scott Perler, CEO             2002       $101,250        -           -             150,000          -          -
                                    2001       $ 93,000        -           -             650,000          -          -
                                    2000       $ 57,000        -           -                -             -          -

 Andrew Goldrich, VP                2002       $101,250        -           -             150,000          -          -
                                    2001       $ 93,000        -           -             650,000          -          -
                                    2000       $ 57,000        -           -                -             -          -

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning our grant of options to purchase shares of our common stock during the fiscal year ended December 31, 2002 to (a) our President and Chief Executive Officer; and (b) each of our executive officers who earned more than $100,000 during the fiscal year ended December 31, 2002.

                                           Percent of
                           Number of     Total Options/
                          Securities      SARs Granted
                          Underlying      To Employees   Exercise Or
                          Options/SARs     In Fiscal     Base Price   Expiration
         Name             Granted (#)         Year         ($/Sh)        Date
 ----------------------   ------------   --------------  -----------  ----------

 Dore Scott Perler, CEO     150,000           27.7%        $ 0.86       2/22/07

 Andrew Goldrich, VP        150,000           27.7%        $ 0.86       2/22/07


EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS AND RELATED STOCK OPTION GRANTS.

1999 PLAN: On July 19, 1999, the board of directors and shareholders adopted our 1999 stock option plan. We have reserved 1,500,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1999 stock option plan. The 1999 stock option plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options.

Under the stock option plan we may grant incentive stock options only to key employees and employee directors, or we may grant non-qualified options to our employees, officers, directors and consultants. The 1999 stock option plan is currently administered by our board of directors.

Subject to the provisions of the stock option plan, the board will determine who shall receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than 75% of the fair market value of the shares of common stock on the date of grant. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or by a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer. As of December 31, 2001 we have granted options to purchase 1,485,000 shares under the 1999 stock option plan, none of which have yet been exercised.

2001 PLAN: On November 28, 2001, the board of directors adopted our 2001 equity compensation plan, and on November 28, the 2001 plan was ratified by holders of a majority of our outstanding common stock. We have reserved 2,000,000 shares of common stock for issuance as stock grants and upon exercise of options granted from time to time under the 2001 equity compensation plan. The 2001 plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants.

Under the 2001 plan we may grant incentive stock options only to key employees and employee directors. We may grant non-qualified options and issue direct stock awards to our employees, officers, directors and consultants. The 2001 equity compensation plan is currently administered by our board of directors.

Subject to the provisions of the 2001 plan, the board will determine who shall receive options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than the par value for our common stock The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or by a combination of cash and shares. The board may also direct the issuance of shares of our common stock as awards under the 2001 plan. Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer. As of December 31, 2001, we have granted options to purchase 565,500 shares and awarded 8,192 shares under the 2001 plan. No options under the 2001 Plan have yet been exercised.

EQUITY COMPENSATION NOT APPROVED BY SECURITY HOLDERS

We have not established any plans, non-qualified stock or otherwise, and have not issued and options to purchase restricted shares of our common stock, under any such plans, that have not been approved by the security holders.

OPTION EXERCISES AND HOLDINGS

The following table contains information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended December 31, 2002 to (a) our President and Chief Executive Officer; and (b) each of our executive officers who earned more than $100,000 during the fiscal year ended December 31, 2002.

  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
                                                              Number of
                                                             Securities            Value of
                                                             Underlying           Unexercised
                             Shares                          Unexercised         In-The-Money
                            Acquired                        Options/SARs         Options/SARs
                               On            Value          At FY-End (#)        At FY-End ($)
                            Exercise        Realized         Exercisable/         Exercisable/
      Name                     (#)            ($)           Unexercisable        Unexercisable
      ----                  --------        --------        -------------        -------------
Dore Scott Perler, CEO         -               -             800,000/-0-         -$169,000/-0-

Andrew Goldrich, VP            -               -             800,000/-0-         -$169,000/-0-


                    LONG-TERM INCENTIVE PLANS AWARDS IN LAST FISCAL YEAR
                               Number       Performance
                             of Shares        or Other        Estimated Future Payouts Under
                              Units or      Period Until       Non-Stock Price-Based Plans
                                                              ------------------------------
                            Other Rights     Maturation        Threshold   Target    Maximum
      Name                      (#)           or Payout         ($or #)   ($or #)   ($ or #)
      ----                  ------------    ------------      ------------------------------
Dore Scott Perler, CEO           -                -                -          -      -

Andrew Goldrich, VP              -                -                -          -      -


LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

As authorized by the Florida Business Corporation Law, our Articles of Incorporation provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except liability for:

      o any breach of the director's duty of loyalty to our company or its shareholders;

      o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      o unlawful payments of dividends or unlawful stock redemptions or repurchases; and

      o any transaction from which the director derived an improper personal benefit.

This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws.

Our Articles of Incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

                       CERTAIN RELATED PARTY TRANSACTIONS

Dore Perler, Andrew Goldrich and Shawn Tartaglia have received funds from the Company in the form of demand notes bearing no interest. The notes are due in full December 31, 2005. The amounts owed under the demand notes are $42,500, $24,500 and $1,722 respectively.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth, as of January 15, 2004, information known to us relating to the beneficial ownership of shares of common stock by: each person who is the beneficial owner of more than five percent of the outstanding shares of common stock; each director; each executive officer; and all executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is in care of: Sense Holdings, Inc., 4503 NW 103rd Avenue, Suite 200, Sunrise, Florida 33351.

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from the date of this prospectus upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of the date of this prospectus, have been exercise or converted.

Except as other wise required by Securities and Exchange Commission rules relating to beneficial ownership, the table does not give effect to the issuance of up to:

      o 301,333 shares of common stock issuable upon exercise of options that have been granted;

      o 6,577,590 shares of common stock issuable upon exercise of outstanding purchase warrants; and/or

 Name and Address of             Amount and Nature of         Percentage
 Beneficial Owner                Beneficial Ownership         of Class
 -----------------------         --------------------         ----------

 Dore S. Perler                  2,094,723 shares (1)           11.4%
 9400 S.W. 49th Place
 Cooper City, FL 33328

 Andrew Goldrich                 1,994,519 shares (1)           10.9%
 21653 Marigot Drive
 Boca Raton, FL 33428

 Shawn Tartaglia                   768,585 shares (2)            4.2%
 6888 Ashburn Road
 Lake Worth, FL 33467

 Julie Slater                       43,703 shares                 *
 402 N.W. 118th Terrace
 Coral Springs, FL 33071

 Officers and Directors          4,901,530 shares (3)           26.8%
 as a group (4 persons)

* Less than 1%.

(1) Includes 800,000 shares issuable upon exercise of currently exercisable options. (2) Includes 575,000 shares issuable upon exercise of currently exercisable options (3) Includes 2,175,000 shares issuable upon exercise of currently exercisable options.

DESCRIPTION OF EXERCISABLE OPTIONS OF PRINCIPLE SHAREHOLDERS.

The board of directors comprised of Dore Perler, Andrew Goldrich, Shawn Tartaglia and Julie Slater authorize the grant of options under both the 1999 and 2001 equity compensation plans. The issuances are in accordance with the rules defined within the plans. All Issuances to executive offices are made at a 15% premium to the then currant market price. To date the following issuances have been made to the following principle shareholders.

                       SHARES        GRANT      PRICE       DATE      CANCELLED    BALANCE
                       ------        -----      -----       ----      ---------    -------
1999 PLAN:
----------
Shawn Tartaglia        250,00      5/21/2001    $0.45    11/21/2004      0/0       250,000
                       100,00      8/13/2001    $0.39     8/13/2004      0/0       100,000

Dore Perler            250,00      5/21/2001    $0.50     5/21/2004      0/0       250,000
                       250,00      8/13/2001    $0.43     8/13/2004      0/0       250,000

Andrew Goldrich        250,00      5/21/2001    $0.50     5/21/2004      0/0       250,000
                       250,00      8/13/2001    $0.43     8/13/2004      0/0       250,000

2001 PLAN:
----------

Dore Perler           150,000     12/26/2001    $0.69    12/26/2006      0/0       150,000

Andrew Goldrich       150,000     12/26/2001    $0.69    12/26/2006      0/0       150,000

Shawn Tartaglia        75,000     12/26/2001    $0.69    12/26/2006      0/0        75,000

Dore Perler           150,000      2/22/2002    $0.86     2/22/2007      0/0       150,000

Andrew Goldrich       150,000      2/22/2002    $0.86     2/22/2007      0/0       150,000

Shawn Tartaglia       150,000      2/22/2002    $0.79     2/22/2007      0/0       150,000

                            DESCRIPTION OF SECURITIES

GENERAL

The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof and is qualified by reference to our Articles of Incorporation, copies of which may be obtained upon request. Our authorized capital consists of 40,000,000 shares of common stock, par value $.10 per share. We are not authorized to issue any preferred stock.

COMMON STOCK

Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefore. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights, meaning that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

COMMON STOCK PURCHASE WARRANTS

In connection with our private placement of shares and warrants, in March 2001 we issued an aggregate of 1,208,000 shares of common stock and common stock purchase warrants of 604,000 for the purchase of additional shares. Each warrant, which is not freely transferable, entitles the owner to purchase one share, until not later than April 29, 2006, for an exercise price of $1.50. The shares, including those issuable upon exercise of the warrants, are being registered herein for resale on behalf of the holders. To date, none of the warrants have been exercised.

In connection with our private placement of shares and warrants, in October 2002 we issued an aggregate of 610,000 shares of common stock and common stock purchase warrants of 353,800 for the purchase of additional shares. Each warrant, which is not freely transferable, entitles the owner to purchase one share, until not later than October 31, 2007, for an exercise price of $.50. The shares, including those issuable upon exercise of the warrants, are being registered herein for resale on behalf of the holders. To date, none of the warrants have been exercised.

In connection with our promissory note, in August 2003 we issued common stock purchase warrants of 525,000 for the purchase of common shares. Each warrant, which is not freely transferable, entitles the owner to purchase one share, until not later than August 14, 2008, for an exercise price of $.16. The shares issuable upon exercise of the warrants, are being registered herein for resale on behalf of the holders. To date, none of the warrants have been exercised.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is ComputerShare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, CO 80401, and its telephone number is (303) 262-0600.

                            SELLING SECURITY HOLDERS

TRANSACTION OVERVIEW

         SECURITIES PURCHASE AGREEMENT

On March 01, 2002, Sense closed on an offering of securities of 70 Units. Each Unit had a cost of Thirty-Seven Thousand Five Hundred Dollars ($37,500) and represented 50,000 Common Shares of Sense Holdings, Inc and Warrants to purchase 50,000 Common Shares of Sense Holdings, Inc. The Company raised $2,625,625 through a private placement of 70 units ($37,500 per unit), each unit consisting of 50,000 shares of the Company's common stock and 50,000 common stock warrants exercisable at $1.00 per share with an expiration date of five years from the date of closing.

The units were issued to a total of seventy-one persons whom the Company had reasonable grounds to believe were accredited investors. Each of the investors
(a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in the Company. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of
Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

The Units were offered and sold with the assistance of the Placement Agent, vFinance Investments, Inc ("VFI"). At the final closing of this offering, Sense Holdings, Inc. sense granted to VFI, and its agents, 650,000 warrants. These Warrants will be exercisable at $1.00 for a period of Five (5) years from the closing date of this offering. Common Shares being offered in this transaction will underline these Warrants.

In October 2002, as part of a private placement the Company issued 610,000 shares to two accredited investors and aggregated proceeds of $250,000 through a private placement of 2 units ($125,000 per unit), each unit consisting of 152,500 shares of the Company's common stock and 152,500 common stock warrants exercisable at $.50 per share with an expiration date of five years from the date of closing. The Company also issued to a consultant that provided services in relation to securing the proceeds of this offering, 48,800 common stock warrants exercisable at $0.50 per share. The units were issued to a total of two persons whom the Company had reasonable grounds to believe were accredited investors. Each of the investors (a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in the Company. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

As of September 30, 2003, Sense closed on an offering for sale a maximum of 15 units (the "Units") for $50,000 per Unit, for a total of $750,000, to accredited investors only. Each Unit consists of a Promissory Note in the principal amount of $50,000 (the "Notes") and a Common Stock Purchase Warrant (the "Warrants") to purchase 25,000 shares of the common stock, par value $0.10 per share of Sense Holdings, Inc. (the "Common Stock"), exercisable at $0.16 per share for a period of 5 years.

Each of the investors (a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in the Company. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

The Notes have a term of 1 year, and provide for interest accrual on unpaid principal at the rate of 10% per year. Interest under the Notes is payable quarterly. All principal and accrued and unpaid interest under the Notes shall be due and payable on the day that is one year after the date of issuance of the Notes.

Sense will establish sinking funds consisting of 15% of our revenues received while the Notes are outstanding, which will be used to repay the Notes at maturity.

The Notes are secured by a blanket security interest in all of our assets.

Investors in this Offering will receive warrants to purchase common shares of Sense Holdings, Inc. Investor Warrants are exercisable at $.16 per share. The warrants will be exercisable for a period of Five (5) Years from the closing date of the offering. Investor (s) Warrants shall contain standard demand registration rights, piggyback registration rights, and customary anti-dilution provisions satisfactory to the Placement Agent.

The Units were offered and sold by the Company with the assistance of vFinance Investments, Inc. Sense granted to the Placement Agent, and its agents, warrants to purchase 150,000 common shares. Placement Agent Warrants will be exercisable on the same terms and the same price as the Investor Exercise Price.

vFinance Investments, Inc., with respect to the Units (the "Placement Agent"), or its designee, will act as the agent of each Note holder solely for the purpose of executing all security agreements, instruments, filings and notices relevant to the perfection, recording, release or termination of the security interests, the determination of events of default as defined in the Notes, and such other similarly related matters. vFinance Investments, Inc. shall be entitled to a placement agent fee of 10%. Additionally the Company shall reimburse the Placement Agent a 1% non accountable expense allowance.

Resale of the shares issued, or issuable upon the exercise of warrants issued thereunder, in these transactions is covered by this prospectus.

The following table sets forth:

      o  the name of each selling security holder;

      o the number or shares of common stock beneficially owned by each selling security holder as of the date of this prospectus, giving effect to the exercise of the selling security holders' warrants into shares of common stock;

      o  the number of shares being offered by each selling security holder;

      o  the number of shares represented by exercisable warrants; and,

      o  the percent of class owned after offering.

In November of 2003 Sense entered into an agreement with two consultants for services. The agreement called for the issuance of stock for services rendered. In addition, Sense was obligated to register said stock as part of their next registration statement filing.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon information provided by our transfer agent as of December 31, 2003.

We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of Shares available for resale hereby that will be held by the affiliated selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the affiliated selling security holders will sell all of the shares owned by them which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

The shares of common stock being offered are being registered to permit public sales and the selling security holders may offer all or part of the shares for resale from time to time. All expenses of the registration of the common stock on behalf of the selling security holder are being borne by us. We may receive some proceeds for the warrants being registered as part of registration. However, there is no guarantee the any such warrants will be exercised. All proceeds received for the exercise of warrants will be used in connection with the Company's on going business and to service any short term debt. An "*" indicates less than 1% of the class after this offering.

                                                                         Shares
                                                        Shares          Available
                                                      Available       from Exercise       Shares       Percent
                                       Shares          Pursuant        of Warrants         Owned       of Class
                                    Beneficially       to this         Pursuant to         After         After
Selling Security Holder                 Owed          Prospectus     this Prospectus      Offering     Offering
_______________________________________________________________________________________________________________
Mark Alloy ..................          250,000          250,000          125,000                0          *
Richard Bazelon .............          216,666          216,666           50,000                0          *
J. Truman Bidwell ...........           70,000           70,000                -                0          *
Bomoseen Assoc ..............          271,833          233,333                -           38,500          *
Tom Buddie ..................            1,000            1,000            1,000                0          *
Les Callahan ................          100,000          100,000           50,000          100,000          *
Richard Campanella ..........           23,334           23,334           16,667                0          *
David Cohen .................            2,000            2,000            2,000                0          *
Harriet Cohen ...............           23,333           23,333                -                0          *
Norman Cohen ................           23,333           23,333                -                0          *
Jeffrey Covel ...............           50,000           50,000           50,000                0          *
Richard David ...............          592,166          543,333          150,000           48,833          *
Richard David (IRA) .........          100,000          100,000           50,000                0          *
David Deatkine ..............           75,000           75,000           37,500                0          *
Gordon Decklebaum ...........           50,000           50,000           25,000                0          *
Morris Decklebaum ...........           50,000           50,000           25,000                0          *
David Dickerson .............          236,000          175,000                -           61,000          *
Dickerson Family Living Trust          300,000          300,000          150,000                0          *
Krissy Dove .................            4,000            4,000            3,000                0          *
Ronald Eastman ..............          100,000          100,000           50,000                0          *
Allen Freed .................            2,000            2,000            2,000                0          *
Chuck Friedlander ...........           50,000           50,000           25,000                0          *
Peter Fulton ................          174,800          174,800          145,800                0          *
Victor Gagliardi ............           50,000           50,000           25,000                0          *
Richard Galterio ............          404,333          379,833          190,500           24,500          *
Silvio Galterio (IRA) .......          200,000          200,000          100,000                0          *
Daniel Gambino ..............           12,000           12,000           12,000                0          *
Austin Gleason ..............          138,917           70,000                -           68,917          *
Zachary Gomes ...............          216,666          216,666           50,000                0          *
Chris Gordon ................          150,000          150,000          100,000                0          *
H. Eugene Graves ............          161,000          100,000           50,000           61,000          *
Bill Groeneveld .............            2,000            2,000            2,000                0          *
Henry Herzing ...............          197,500          177,500           37,500           20,000          *
Bill and Pam Hickey .........          470,666          416,666          150,000           54,000          *
Kim Hickey ..................          216,666          216,666           50,000                0          *
Wilfred Huse ................          235,000          220,000           75,000           15,000          *
William Joe Jackson .........          168,916          166,666           25,000            2,500          *
Ian Jacobs ..................            1,000            1,000            1,000                0          *
Gad Janay ...................           37,500           37,500           37,500                0          *
Michael & Rosamond Janis ....          100,000          100,000           50,000                0          *
Jo Bar Enterprises ..........          100,000          100,000           50,000                0          *
Gerald B. Jones .............          100,000          100,000           50,000                0          *
Kalb & Peck .................          270,000          270,000          100,000          270,000          *
Phil Kendal .................          150,000          100,000           50,000           50,000          *
Anthony & Fran Labarbara ....           25,000           25,000           12,500                0          *
Vincent Labarbara ...........           10,500           10,500            8,000                0          *
Ryan Leeds ..................            2,000            2,000            2,000                0          *
Howard Leibreich ............          150,000          150,000           75,000                0          *
Charles Leithauser Trust ....          116,666          116,666                -                0          *
David Leithauser ............          100,000          100,000           50,000                0          *
Bruce Lipshultz .............          100,000          100,000           50,000                0          *
Dan Lonergan ................          100,000          100,000           50,000                0          *
Jim Maguire .................            1,000            1,000            1,000                0          *
Tim Mahoney .................           15,000           15,000           15,000                0          *
Kurt Manz ...................           50,000           50,000           25,000                0          *
Mario Marsilo ...............           15,000           12,000            8,000            3,000          *
Jon Mathai ..................            1,000            1,000            1,000                0          *
Herbery Meislich ............          141,667          100,000           50,000           41,667          *
Daryl Metzner ...............          100,000          100,000           50,000                0          *

                                                       39

                                                                         Shares
                                                        Shares          Available
                                                      Available       from Exercise       Shares       Percent
                                       Shares          Pursuant        of Warrants         Owned       of Class
                                    Beneficially       to this         Pursuant to         After         After
Selling Security Holder                 Owed          Prospectus     this Prospectus      Offering     Offering
_______________________________________________________________________________________________________________
Gary Metzner ................           50,000           50,000           25,000                0          *
Patrick & Lee Miller ........          153,000          100,000           50,000           53,000          *
Patrick Miller ..............           25,000           25,000           25,000                0          *
Rocco Mongelli ..............            4,000            4,000            4,000                0          *
David Mulkey ................          100,000          100,000           50,000                0          *
Mulkey II Limited Partnership          607,000          607,000          302,500                0          *
Nunley Investments LLC ......          200,000          200,000          100,000                0          *
Frank Pellegrino ............          100,000          100,000           50,000                0          *
Martin Peskin ...............          124,500          100,000           50,000           24,500          *
Martin Peskin Pension .......          200,000          100,000           50,000          100,000          *
Paul Petrus .................           66,666           66,666           33,333                0          *
Paul Petrus (IRA) ...........           33,334           33,334           16,667                0          *
Robert Prager ...............            3,000            3,000            3,000                0          *
R.F. Investment Partners ....           50,000           50,000           25,000                0          *
Eric Rand ...................          380,400          355,000          230,000           25,400          *
Jeffrey Rappaport (IRA) .....           48,334           33,334           16,667           15,000          *
Chad Robbins ................            1,000            1,000            1,000                0          *
Vincent Romei ...............          200,000          200,000          100,000                0          *
Brian Ross ..................           55,000           35,000                -           20,000          *
Victoria Santaella ..........           42,085           42,085           42,085                0          *
Ed Schneider ................           50,000           50,000           25,000                0          *
John & Jean Schob ...........           25,000           25,000           12,500                0          *
Peter Schulman ..............           50,000           50,000           25,000                0          *
Jim Shapiro .................          100,000          100,000           50,000                0          *
Alvin Siegel ................          401,666          301,666           88,333          100,000          *
Marc Siegel .................          259,108          561,108          277,683          388,000          *
Simon Asset Management, LLC .          457,000          457,000          152,500                0          *
Ed Sloan ....................          100,000          100,000           50,000                0          *
Thomas & Liz Smith ..........          100,000          100,000           50,000                0          *
Phil Smolowitz ..............            4,000            4,000            4,000                0          *
Lenny Sokolow ...............           15,000           15,000           15,000                0          *
Shawn Sosnik ................           13,334           13,334            6,667                0          *
Dominic Spinosa .............          100,000          100,000           50,000                0          *
Ian Stanko ..................            1,000            1,000            1,000                0          *
David Stein .................           50,183           50,183           50,183                0          *
Theodore & Elizabeth Stern ..          404,500          400,000          200,000            4,500          *
Ron Stricoff ................          100,000          100,000           50,000                0          *
Steven Tanner ...............          145,000          145,000           37,500                0          *
Jason Taub ..................            2,000            2,000            2,000                0          *
George Thompson .............          136,667           70,000                -           66,667          *
Steven Tsigounis ............            4,000            4,000            4,000                0          *
V Finance Investments .......          350,954          299,954          258,505           51,000          *
Richard & Marion Viglione ...           25,000           25,000           12,500                0          *
Robert Viglione .............           25,000           25,000           12,500                0          *
Robert Vincent ..............           50,000           50,000           25,000                0          *
Michael Volpe ...............           55,950           38,250           33,000           17,700          *
Frank Wolcott ...............          100,000          100,000           50,000                0          *
J. Michael Wolfe ............          175,000          175,000                -                0          *
James & Monika Woodworth ....          100,000          100,000           50,000                0          *
Yewen Xi ....................          300,000          700,000                -          300,000          *
Michael Zindman .............            3,000            3,000            3,000                0          *
                                     ----------
TOTAL INCLUSIVE OF SHARES AVAILABLE
BY THE EXERCISE OF WARRANTS          12,957,709
                                     ==========

The information contained in the foregoing table is derived from our books and records, as well as from our transfer agent.

                              PLAN OF DISTRIBUTION

The shares covered by this prospectus may be distributed from time to time by the selling security holders in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

The selling security holders may sell the securities in one or more of the following methods:

      o through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

      o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates;

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares, commissions as described above.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 (b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is too delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

We have advised the selling security holders that, at the time a resale of the resale of shares covered by this prospectus is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

Sales of securities by us and the selling security holders or even the potential of these sales may have a negative effect on the market price of the shares of common stock offered hereby.

                         SHARES ELIGIBLE FOR FUTURE SALE

At the date of this prospectus, we have 18,303,515 shares of common stock issued and outstanding of which 18,133,515 shares, including the 890,000 outstanding shares covered by this prospectus, are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an affiliate of ours. This does not include 3,500,000 shares issuable upon exercise of options under our stock option plans, 2,476,333 of which have been granted or 5,698,790 shares issuable upon exercise of outstanding warrants, of which 5,246,090 are outstanding warrants covered by this prospectus. They may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.

The remaining 170,000 shares of common stock currently outstanding are restricted securities. The remaining restricted shares will become eligible for sale under Rule 144 at various times provided that they have been held for at least one year. In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a shareholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger LLP, 2499 Glades Road, Suite 108, Boca Raton, FL 33431.

                                     EXPERTS

The consolidated financial statements of Sense Holdings, Inc. as of December 31, 2002 and 2001, and for the years then ended, appearing in this prospectus and registration statement have been audited by Sherb & Co., LLP, independent auditors, as set forth in their report (which contained an explanatory paragraph regarding the Company's ability to continue as a going concern) thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system. Following the effective date of the registration statement relating to this prospectus, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC. We also intend to furnish our shareholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

         NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS

                                                                  Page
                                                                  ----

         Prospectus Summary.......................................   1

         Risk Factors.............................................   2

         Capitalization...........................................   9

         Use of Proceeds..........................................   9

         Price Range of Common Stock and Dividend Policy..........   9

         Forward-Looking Statements...............................  10

         Management's Discussion and Analysis or Plan of Operation  10

         Business.................................................  17

         Management...............................................  26

         Executive Compensation...................................  30

         Certain Related Party Transactions.......................  33

         Principal Shareholders...................................  33

         Description of Securities................................  35

         Selling Security Holders.................................  36

         Plan of Distribution ....................................  41

         Shares Eligible for Future Sale..........................  42

         Legal Matters............................................  43

         Experts..................................................  43

         Additional Information...................................  43

         Financial Statements..................................... F-1

                                   12,957,709
                               __________________


                                     SHARES


                              SENSE HOLDINGS, INC.





                                   PROSPECTUS




                             ________________, 2004

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. The Company's Articles of Incorporation (the "Articles") and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

         The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by the Company in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee.........................................$    430
Legal Fees and Expenses*................................................$  5,000
Accounting Fees and Expenses*...........................................$  5,000
Financial Printing*.....................................................$ 10,000
Transfer Agent Fees*....................................................$  1,500
Blue Sky Fees and Expenses*.............................................$  1,000
Miscellaneous*..........................................................$    500
                                                                        --------

          TOTAL.........................................................$ 23,430
                                                                        ========
* Estimated

         None of the foregoing expenses are being paid by the selling security holders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         On or about January 19, 1999, the Company issued 4,026,700 shares of common stock to the 38 former shareholders of Sense Technologies, Inc., in connection with the Company"s acquisition of all of the issued and outstanding shares of Sense Technologies, Inc. The former shareholders of Sense Technologies, Inc. had access to financial statements and other relevant information concerning the Company and this transaction was exempt from the registration requirement of the Securities Act of 1933, as amended (the "Act") by reason of Section 4(2) of the Act and the rules and regulations thereunder. Subsequently, 50,000 shares issued in the acquisition to a former Sense Technologies shareholder were canceled due to the former shareholder's failure to perform services that had been agreed to.

         In January 1999, the Company issued an aggregate of 290,000 shares of common stock to four persons, in consideration of consulting services rendered to the Company. Such shares were valued at an aggregate of $72,500 or approximately $.25 per share. These shares were issued pursuant to Rule 504 of Regulation D under the Act. No general solicitation or advertising was used in connection with these issuances, and the certificates evidencing the shares did not bear a legend restricting their transferability under the Act.

         In March 1999, the Company issued an aggregate of 240,000 shares of common stock to seven persons, for an aggregate purchase price of $60,000 or approximately $.25 per share. These shares were issued pursuant to Rule 504 of Regulation D under the Act. No general solicitation or advertising was used in connection with these issuances, and the certificates evidencing the shares did not bear a legend restricting their transferability under the Act.

         On or about April 1, 1999, the Company issued 10,000 shares of common stock to one investor for a purchase price of $7,500 or $.75 per share. These shares were issued pursuant to Rule 504 of Regulation D under the Act. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares did not bear a legend restricting their transferability under the Act. The purchaser had access to business and financial information concerning the Company. The Company had reasonable grounds to believe that the purchaser was an accredited investor, as defined by Rule 501 of Regulation D, and the purchaser represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

         From April 7, 1999 to August 1999, the Company issued an aggregate of 1,016,734 shares of common stock to 46 persons, for an aggregate purchase price of $762,550 or approximately $.75 per share. These shares were issued pursuant to Rule 504 of Regulation D under the Act. Each of the investors (a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the shares for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of purchase. In addition, the Company had reasonable grounds to believe that 39 of the investors were accredited investors within the meaning of Rule 501 under Regulation D. No general solicitation or advertising was used in connection with these issuances and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom.

         In June 1999, the Company issued 25,000 shares of common stock to 9 employees, consultants and/or professional advisors to the Company. The employees, consultants and advisors (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that it was able to understand the risks and merits of an investment in the Company, and was, therefore, a sophisticated investor at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, this transaction was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

         In July 1999, the Company issued 225,000 shares of common stock to a consultant, in consideration for services rendered to the Company. The consultant (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) represented that it was acquiring the shares for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (d) had such knowledge in business and financial matters that it was able to understand the risks and merits of an investment in the Company, and was, therefore, a sophisticated investor at the time of acquisition. In addition, the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, this transaction was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

         From February to May 2001, we issued an aggregate of 266,500 shares of common stock to 15 consultants and/or professional advisors to the Company. The consultants and advisors (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

         On March 26, 2001, we issued an aggregate of 604,000 units, each unit consisting of two shares of common stock and one common stock purchase warrant. The units were issued to a total of seven persons whom the Company had reasonable grounds to believe were accredited investors. Each of the investors
(a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in the Company. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In connection with this transaction, the Company issued warrants to purchase 627,500 shares of common stock, as compensation to the placement agent, and 56,000 shares of common stock as compensation to counsel to the placement agent. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of
Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

         On March 31, 2001, we issued an aggregate of 150,000 shares of common stock to 3 lenders as interest on various loans made to us. The lenders (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

         In May 2001, we donated 4,000 shares of common stock to one person and gifted 2,000 shares of common stock to one person. The donees (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

         In May 2001, we issued an aggregate of 21,000 shares of common stock to 2 employees in lieu of salary payments, and issued an aggregate of 15,000 shares of common stock to 2 employees as bonuses. The employees (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

         On May 31, 2001, we issued an aggregate of 2,000,000 shares of our common stock to the two former shareholders of Micro Sensor Technologies, Inc., in connection with our acquisition of all of the outstanding shares of Micro Sensor Technologies, Inc. The shareholders, each of which the Company had reasonable grounds to believe was an accredited investor, (a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In addition, the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

         On August 31, 2001, we issued an aggregate of $1,055,000 principal amount of our 10% promissory notes and an aggregate of 1,055,000 shares of our common stock, for an aggregate purchase price of $1,055,000. These securities were sold to 22 persons, each of whom we had reasonable grounds to believe was an accredited investor. Each of the investors (a) had access to business and financial information concerning us, (b) was afforded the opportunity to ask questions of our management concerning our operations and the terms of the offering, (c) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (d) had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Therefore, each investor was also sophisticated within the meaning of Federal securities laws. In connection with this transaction, we issued an additional 105,500 shares of common stock as compensation to the placement agent. In addition, the notes and certificates evidencing all of the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

         From February 2001 to January 2002, we issued an aggregate of 328,000 shares of common stock to ten individuals in consideration of consulting and professional services rendered to us. Each of the consultants and professionals
(a) had a preexisting relationship with us, (b) had access to business and financial information concerning us, (c) was afforded the opportunity to ask questions of our management concerning our operations and the terms of the offering, and (d) had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Therefore, each investor was "sophisticated" within the meaning of Federal securities laws. In addition, the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

         On August 31, 2001, we issued our $30,000 principal amount promissory note and 30,000 shares of common stock to one person, in consideration of consulting services rendered. The note holder (a) had a preexisting relationship with us, (b) had access to business and financial information concerning us, (c) was afforded the opportunity to ask questions of our management concerning our operations and the terms of the offering, and (d) had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Therefore, the note holder was "sophisticated" within the meaning of Federal securities laws. In addition, the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of
Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

         On March 1, 2002, the Company raised $2,625,625 through a private placement of 70 units ($37,500 per unit), each unit consisting of 50,000 shares of the Company's common stock and 50,000 common stock warrants exercisable at $1.00 per share with an expiration date of five years from the date of closing. The Company incurred costs in relation to this private placement of $315,075 and netted proceeds of $2,310,550. Additionally, the Company issued to a consultant that provided services in relation to securing the proceeds of this offering, 866,455 common stock warrants exercisable at $1.25 per share. All costs associated with this offering are recorded net against the gross proceeds.

The units were issued to a total of seventy-one persons whom the Company had reasonable grounds to believe were accredited investors. Each of the investors
(a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in the Company. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of
Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

         In September 2002, the Company's outstanding notes payable of $1,055,000 along with accrued interest of $105,000 was retired with a cash payment of $1,068,200 and the issuance of 277,500 shares of its common stock. The Company recorded additional interest expense of $51,800 in connection with the conversion of a portion of the notes principal balance. Each of the investors (a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in the Company. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

         In October 2002, as part of a private placement the Company issued 610,000 shares to two accredited investors and aggregated proceeds of $250,000 through a private placement of 2 units ($125,000 per unit), each unit consisting of 152,500 shares of the Company's common stock and 152,500 common stock warrants exercisable at $.50 per share with an expiration date of five years from the date of closing. The Company incurred costs in relation to this private placement of $25,000 and netted proceeds of $225,000. The Company also issued to a consultant that provided services in relation to securing the proceeds of this offering, 48,800 common stock warrants exercisable at $0.50 per share. All costs associated with this offering are recorded net against the gross proceeds. The units were issued to a total of two persons whom the Company had reasonable grounds to believe were accredited investors. Each of the investors (a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in the Company. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of
Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

         During 2002, the Company issued 305,435 of its common shares to consultants and employees for services rendered. The consultants and advisors
(a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

         During the quarter ended March 31, 2003, the Company issued 30,250 shares of its common stock for services rendered. The consultants and employees
(a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

         During the quarter ended March 31, 2003 the Company canceled 15,000 shares of stock that were returned to the Company by a former employee in connection with a settlement agreement dated November 2002.

         During the quarter ended June 30, 2003 the Company issued 133,000 shares of its common stock to consultants and employees for services rendered. The consultants and employees (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

         During the quarter ending June 30, 2003 the Company issued warrants to purchase its common stock through a private placement. The private placement provided for the sale of 15 units at a price of $50,000 per unit in order to raise up to a total of $750,000. As of September 30, 2003, the Company raised a principal amount of $750,000 on 15 units sold and has issued 375,000 in purchase warrants at $.16. All 15 units were issued to a total of seven persons whom the Company had reasonable grounds to believe were accredited investors. Each of the investors (a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in the Company. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In connection with this transaction, the Company issued warrants to purchase 150,000 shares of common stock, as compensation to the placement agent.

In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

         During the quarter ended September 30, 2003 the Company issued 14,720 shares of its common stock for services rendered. The consultants and employees
(a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

         On September 19, 2003, the Company granted 100,000 warrants to a consultant for services rendered. The warrants expire 5 years from the date of grant and are exercisable at $0.55 per warrant. The consultants and employees
(a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

         During the quarter ended December 31, 2003 the Company issued 522,000 shares of its common stock for services rendered. The consultants and employees
(a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

         On January 6, 2004, the Company issued 967,500 shares of its common stock for services rendered. The consultants and employees (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

A. EXHIBITS:

   Exhibit No.                Description of Document

      2.1       Agreement and Plan of Merger between Century Silver Mines, Inc.
                and Sense Holdings, Inc. (1)
      3.1(a)    Articles of Incorporation of Sense Holdings, Inc. (1)
      3.1(b)    Articles of Merger of Century Silver Mines, Inc. into Sense
                Holdings, Inc. (FL) (1)
      3.1(c)    Articles of Merger of Century Silver Mines, Inc. into Sense
                Holdings, Inc. (ID) (1)
      3.2       Bylaws (1)
      5.0       Opinion and Consent of Schneider Weinberger LLP (6)
      10.1      1999 Stock Option Plan (1)
      10.2      Employment Agreement between the Company and Dore Scott Perler
                (1)
      10.3      Employment Agreement between the Company and Andrew Goldrich (1)
      10.4      Employment Agreement between the Company and Shawn Tartaglia (1)
      10.5      Technology License Agreement, as amended, with SAC Technologies,
                Inc. (1)
      10.6      Lease for Tamarac Office (1)
      10.11     Manufacturing and Non-Compete Agreement with Test Systems
                Engineering (1)
      10.12     Sales Agreement with Integrated Design, Inc.(1)
      10.13     Agreement and Plan of Acquisition dated May 31, 2001 with Micro
                Sensor Technologies, Inc. (2)
      10.14     Patent License Agreement dated March 26, 2001, between Micro
                Sensor Technologies, Inc. and UT-Battelle, LLC (2)
      10.15     Consulting Agreement dated June 1, 2001, between Micro Sensor
                Technologies, Inc. and Dr. Thomas Thundat (2)
      10.16     Work for Others Agreement dated June 4, 2001, between
                UT-Battelle, LLC and Micro Sensor Technologies, Inc. (2)
      10.17     Form of Promissory Note, as amended (4)
      10.18     Lease for Sunrise Office. (4)
      10.19     2001 Equity Compensation Plan (3)
      10.20     Employment Agreement between the Company and Dore Scott Perler as of December 16, 2002 (4)
      10.21     Employment Agreement between the Company and Andrew Goldrich as of December 16, 2002 (4)
      10.22     Employment Agreement between the Company and Shawn Tartaglia as of December 16, 2002 (4)
      10.23     Promissory Notes and related Agreements closed on August 13,
                2003 (5)
      ----------
      (1) Incorporated by reference to exhibits with the corresponding number filed with our registration statement on Form SB-2 (File No. 333-87293).

      (2) Incorporated by reference to exhibits with the corresponding number filed with our registration statement on Form SB-2 (File No.333-62874).

      (3) Incorporated by reference to exhibits with the corresponding number filed with our registration statement on Form S-8 (File No.333-81306).

      (4) Previously filed with Form 10-KSB December 31, 2002.

      (5) Previously filed with Form 10-QSB September 30, 2003.

      (6) To be filed supplementally.

ITEM 28. UNDERTAKINGS

The undersigned Registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunrise, Florida on January 16, 2004.

                                        SENSE HOLDINGS, INC.


                                        By:  /s/ Dore Scott Perler
                                        Dore Scott Perler
                                        Chairman, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this amendment to Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                        TITLE                           DATE
    ---------                        -----                           ----



/s/ Dore Scott Perler       Chief Executive Officer,            January 16, 2004
Dore Scott Perler           President and Director
                            (Principle Executive Officer)

/s/ Andrew Goldrich         Chief Financial Officer,            January 16, 2004
Andrew Goldrich             Vice President and Director
                            (Principle Financial Officer)

/s/ Shawn Tartaglia         Chief Technical Officer             January 16, 2004
Shawn Tartaglia             and Director


/s/ Julie Slater            Director                            January 16, 2004
Julie Slater

                       SENSE HOLDINGS, INC. AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2002


Independent Auditors' Report ........................................    F-2

Consolidated Balance Sheet ..........................................    F-3

Consolidated Statements of Operations ...............................    F-4

Consolidated Statements of Stockholders' Equity .....................    F-5

Consolidated Statements of Cash Flows ...............................    F-6

Notes to Consolidated Financial Statements ..........................F-7 to F-21

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Sense Holdings, Inc. and Subsidiary
Sunrise, Florida

We have audited the accompanying consolidated balance sheet of Sense Holdings, Inc. and Subsidiary as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sense Holdings, Inc. and Subsidiary as of December 31, 2002, and the results of their operations and their cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered losses from operations and an accumulated deficit that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ Sherb & Co., LLP
                                        Certified Public Accountants
New York, New York
March 24, 2003

                       SENSE HOLDINGS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2002


                                     ASSETS

Current assets:
           Cash ...............................................     $   242,579
           Marketable securities ..............................         229,673
           Accounts receivable, net of allowance
                for doubtful accounts of $33,500 ..............          61,848
           Inventories ........................................         123,109
           Advances - shareholders ............................          68,722
           Prepaid expenses ...................................          13,888
           Other current assets ...............................          12,176
                                                                    -----------

           Total current assets ...............................         751,995

Property and equipment, net ...................................          20,599

License agreement, net ........................................         150,000
                                                                    -----------

           Total assets .......................................     $   922,594
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
           Accounts payable ...................................     $    83,985
           Accrued expenses ...................................           7,700
                                                                    -----------

           Total current liabilities ..........................          91,685
                                                                    -----------

Stockholders' equity:
           Common stock, $.10 par value,
             40,000,000 shares authorized;
             16,656,905 shares issued and outstanding .........       1,665,690
           Additional paid-in capital .........................       5,487,363
           Deferred compensation ..............................          (4,048)
           Accumulated deficit ................................      (6,318,096)
                                                                    -----------

           Total stockholders' equity .........................         830,909
                                                                    -----------

           Total liabilities and stockholders' equity .........     $   922,594
                                                                    ===========

                 See notes to consolidated financial statements

                       SENSE HOLDINGS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                      Years Ended December 31,
                                                    ---------------------------
                                                        2002           2001
                                                    ------------   ------------

Sales ............................................  $    145,363   $     69,569

Cost of goods sold ...............................        49,532         21,798
                                                    ------------   ------------

Gross profit .....................................        95,831         47,771
                                                    ------------   ------------

Operating expenses:
   Depreciation and amortization .................       112,620         65,262
   Research and development ......................       473,019        460,253
   Impairment of license agreement ...............       216,246              -
   General and administrative ....................     1,173,683      1,148,707
                                                    ------------   ------------
         Total operating expenses ................     1,975,568      1,674,222
                                                    ------------   ------------

Loss from operations .............................    (1,879,737)    (1,626,451)

Other income (expense):
   Gain on sale of securities ....................         4,538              -
   Interest expense, net .........................      (693,100)      (387,235)
   Unrealized loss on securities .................        (4,516)             -
                                                    ------------   ------------
        Total other income (expense) .............      (693,078)      (387,235)
                                                    ------------   ------------

Net loss .........................................  $ (2,572,815)  $ (2,013,686)
                                                    ============   ============


Net loss per common share - basic and diluted ....  $      (0.17)  $      (0.21)
                                                    ============   ============

Weighted average number of shares
   outstanding - basic and diluted ...............    14,885,668      9,786,559
                                                    ============   ============

                 See notes to consolidated financial statements

                                             SENSE HOLDINGS, INC. AND SUBSIDIARY

                                       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                 Common Stock
                                           -------------------------   Additional                                   Total
                                            Number of                    Paid-in      Deferred     Accumulated  Stockholders'
                                             Shares        Amount        Capital     Compensation    Deficit       Equity
                                           -----------   -----------   -----------   -----------   -----------   -----------
Balance, December 31, 2000 ..............    6,510,636   $   651,063   $   925,110   $         -   $(1,731,595)  $  (155,422)

Issuance of common stock for services ...      886,500        88,650       331,191             -             -       419,841

Sale of common stock, net ...............    1,208,000       120,800       465,550             -             -       586,350

Issuance of common stock for services in
  connection with stock offering ........       56,000         5,600        (5,600)            -             -             -

Shares issued for acquisition ...........    2,000,000       200,000       560,000             -             -       760,000

Repurchase of common stock ..............       (3,000)         (300)       (1,288)            -             -        (1,588)

Issuance of common stock in connection
  with short term loan ..................      100,000        10,000       102,500             -             -       112,500

Issuance of common stock for services in
  connection with notes payable .........      105,000        10,500        49,035             -             -        59,535

Issuance of shares for notes payable ....    1,055,000       105,500       492,685             -             -       598,185

Options and warrants granted for services            -             -        47,998             -             -        47,998

Beneficial conversion of notes payable ..            -             -        70,000             -             -        70,000

Net loss ................................            -             -             -             -    (2,013,686)   (2,013,686)
                                           -----------   -----------   -----------   -----------   -----------   -----------

Balance, December 31, 2001 ..............   11,918,136     1,191,813     3,037,181             -    (3,745,281)      483,713

Sale of comon stock, net ................    4,110,834       411,083     2,124,467             -             -     2,535,550

Issuance of common stock for services ...      305,435        30,544       184,265       (18,216)            -       196,593

Amortization of deferred compensation ...            -             -             -        14,168             -        14,168

Issuance of common stock for settlement .       15,000         1,500         5,400             -             -         6,900

Issuance of common stock in connection
  with note payable .....................       30,000         3,000        19,500             -             -        22,500

Shares issued for conversion of
  notes payable .........................      277,500        27,750       116,550             -             -       144,300

Net loss ................................            -             -             -             -    (2,572,815)   (2,572,815)
                                           -----------   -----------   -----------   -----------   -----------   -----------

Balance, December 31, 2002 ..............   16,656,905   $ 1,665,690   $ 5,487,363   $    (4,048)  $(6,318,096)  $   830,909
                                           ===========   ===========   ===========   ===========   ===========   ===========

                                        See notes to consolidated financial statements

                                                             F-5

                                       SENSE HOLDINGS, INC. AND SUBSIDIARY

                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                      Years Ended December 31,
                                                                                    ---------------------------
                                                                                       2002            2001
                                                                                    -----------     -----------
Cash flows from operating activities:
         Net loss ..............................................................    $(2,572,815)    $(2,013,686)
         Adjustments to reconcile net loss to net cash used in operations:
              Depreciation and amortization ....................................        112,620          65,262
              Bad debt expense .................................................         13,500               -
              Impairment of license agreement ..................................        216,246               -
              Common stock issued for services .................................        210,761         419,841
              Common stock issued for in connection with note payable ..........         22,500               -
              Common stock issued for settlement ...............................          6,900               -
              Amortization of deferred financing costs .........................        568,844         284,421
              Common stock options and warrants granted ........................              -          47,998
              Common stock issued for interest .................................         51,800          70,312
              Gain on sale of investments ......................................         (4,538)              -
              Unrealized loss on investments ...................................          4,516               -

         Changes in assets and liabilities:
              Accounts receivable ..............................................        (26,480)         12,231
              Inventories ......................................................         (3,938)         (2,182)
              Prepaid expenses .................................................         87,783          55,828
              Other current assets .............................................        (11,876)         15,177
              Accounts payable and accrued expenses ............................       (169,387)         21,484
              Accrued Interest .................................................        (35,167)         35,167
                                                                                    -----------     -----------
                       Total adjustments .......................................      1,044,084       1,025,539
                                                                                    -----------     -----------
Net cash used in operating activities ..........................................     (1,528,731)       (988,147)
                                                                                    -----------     -----------
Cash flows from investing activities:
         Purchases of marketable securities ....................................     (4,941,464)              -
         Proceeds from sales of marketable securities ..........................      4,711,814               -
         Cash from acquisition .................................................              -         104,028
         Purchase of equipment .................................................        (20,504)              -
                                                                                    -----------     -----------
Net cash flows (used) provided by investing activities .........................       (250,154)        104,028
                                                                                    -----------     -----------
Cash flows from financing activities:
         Repayment of bank overdraft ...........................................              -          (4,162)
         Repayments of notes payable ...........................................       (962,500)       (150,000)
         Deferred financing costs paid .........................................              -        (125,545)
         Repayment of advances to shareholders .................................         10,000               -
         Advances to shareholders ..............................................         (2,500)        (35,022)
         Repurchase of common stock ............................................              -          (1,588)
         Proceeds from notes payable ...........................................              -       1,055,000
         Proceeds from the sale of common stock ................................      2,875,625         586,350
         Costs associated with sale of common stock ............................       (340,075)              -
                                                                                    -----------     -----------
Net cash flows from provided by financing activities ...........................      1,580,550       1,325,033
                                                                                    -----------     -----------

Net (decrease) increase in cash ................................................       (198,335)        440,914
Cash - beginning of year .......................................................        440,914               -
                                                                                    -----------     -----------
Cash - end of year .............................................................    $   242,579     $   440,914
                                                                                    ===========     ===========
Supplemental disclosure of cash flow information: Cash paid for:
         Interest ..............................................................    $   105,700     $         -
                                                                                    ===========     ===========
         Taxes .................................................................    $         -     $         -
                                                                                    ===========     ===========
     Non-cash investing and financing activities:
         Common stock issued in connection with acquisition, net of
           cash acquired .......................................................    $         -     $   655,972
                                                                                    ===========     ===========
         Common stock issued in connection with note payable ...................    $         -     $   770,220
                                                                                    ===========     ===========
         Deferred financing costs recorded for beneficial interest .............    $         -     $    70,000
                                                                                    ===========     ===========
         Common stock issued for conversion of notes payable ...................    $    92,500     $         -
                                                                                    ===========     ===========
                                 See notes to consolidated financial statements

                                                       F-6

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Sense Technologies, Inc. ("Sense") was formed on July 13, 1998, to design, develop, manufacture and sell biometric security identification systems.

On January 19, 1999, Sense was acquired by Century Silver Mines, Inc. ("CSM"), an Idaho corporation, for 4,026,700 shares of CSM stock (the "Exchange"). The Exchange was completed pursuant to the Agreement and Plan of Reorganization between Sense and CSM. The Exchange has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Sense, pursuant to which Sense is treated as the continuing entity. In August 1999, pursuant to the approval of the Board of Directors of CSM, the name of the company changed to Sense Holdings, Inc. (the "Company").

As discussed in Note 6 "Acquisition" on May 31, 2001 the Company acquired 100% of the outstanding stock of Micro Sensor Technologies, Inc. ("Micro Sensor") in exchange for 2,000,000 shares of the Company's common stock. The Company accounted for the acquisition using the purchase method of accounting and, accordingly, the operating results of Micro Sensor have been included in the consolidated financial statements since the date of acquisition.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All material inter-company transactions have been eliminated.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

MARKETABLE SECURITIES

Marketable securities are classified as trading securities and are held for resale in anticipation of short-term market movements. At December 31, 2002, marketable securities consisted of U.S. Treasury and Federal Agency securities held for resale. Gains or losses are recognized in the statement of operations when the bonds are sold. Unrealized gains or losses are recognized in the statement of operations on a monthly basis based on changes in the estimated fair value. Net unrealized losses related to investments held for trading as of December 31, 2002, $4,516.

As of December 31, 2002, marketable securities consisted of U.S. Treasury Securities with a market value of $33,593 and Federal Agency Securities with a market value of $196,080.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

INVENTORIES

Inventories are stated at the lower of average cost or market and consists of raw materials and finished goods.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

INCOME TAXES

Under the asset and liability method of FASB Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

REVENUE RECOGNITION

The Company recognizes revenues as units of its product are shipped to its customers.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, marketable securities, receivables, inventories, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates the recoverability and carrying value of its long-lived assets at each balance sheet date, based on guidance issued in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Among other factors considered in such evaluation is the historical and projected operating performance of business operations, the operating environment and business strategy, competitive information and market trends.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred. These costs primarily consist of fees paid for the development of the Company's software. Research and development costs for the years ended December 31, 2002 and 2001 were $473,019 and $460,253, respectively.

LICENSE AGREEMENT

License agreement is stated at cost, less accumulated amortization. Amortization is computed using the straight-line method over an estimated life of five years based upon management's expectations relating to the life of the technology and current competitive market conditions. The estimated life is reevaluated each year based upon changes in these factors. For the years ended December 31, 2002 and 2001, amortization of the license agreement amounted to $107,196 and $62,530, respectively.

STOCK BASED COMPENSATION

The Company uses SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provision of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 has been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities and accounts receivable. The Company's investment policy is to invest in low risk, highly liquid investments. The Company does not believe it is exposed to any significant credit risk in its cash investment.

The Company maintains its cash balances at quality financial institutions. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2002, the Company's cash balances did not exceed the insured limits. The Company has not experienced

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

CONCENTRATIONS OF CREDIT RISK, CONTINUED

any losses in such accounts and believes it is not exposed to any significant credit risk on cash on deposit.

The Company performs on-going credit evaluations of its customer base including those included in accounts receivable at December 31, 2002, and, generally, does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

LOSS PER COMMON SHARE

Basic loss per common share is based upon the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per common share include the effects of potential dilution that would occur if securities (such as warrants) or other contracts (such as options) to issue common stock were exercised or converted into common stock. Such instruments that are convertible into common stock are excluded from the computation in periods in which they have an anti-dilutive effect. Potential common shares included in the computation are not presented in the consolidated financial statements, as their effect would be anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." The standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The standard is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No.143 is not expected to have a material impact on the Company's consolidated financial statements.

In July 2002, the FASB issued Statement No. 146 (SFAS 146), "Accounting for Costs Associated with Exit or Disposal Activities." This Standard supercedes the accounting guidance provided by Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity" (including "Certain Costs Incurred in a Restructuring"). SFAS No. 146 requires companies to recognize costs associated with exit activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company is currently evaluating this Standard.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED

Compensation -- Transition and Disclosure -- an Amendment of FASB Statement No. 123." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company does not currently intend to adopt the fair value based method of measuring compensation associated with stock awards and grants. As a consequence of continuing to utilize the intrinsic value method of measuring such compensation, the Company will be required to provide additional disclosures in its quarterly financial statements which will reflect the impact on net income and earnings per share on a pro forma basis as if the Company had applied the fair value method to stock-based employee compensation.

NOTE 2 - BASIS OF PRESENTATION

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. During the years ended December 31, 2002 and 2001, the Company incurred losses from operations of $1,879,737 and $1,626,451, respectively. During the years ended December 31, 2002 and 2001, the Company had negative cash flows from operations in the amount of $1,528,731 and $988,147, respectively.

While the Company is attempting to increase sales, the growth has not been significant enough to support the Company's daily operations. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect.

NOTE 3 - INVENTORIES

At December 31, 2002 inventories consists of:

                            Raw materials   $ 18,453
                            Finished goods   104,656
                                            --------
                                            $123,109
                                            ========

NOTE 4 - RELATED PARTY TRANSACTIONS

Certain shareholders have received funds from the Company in the form of demand notes bearing no interest. During the periods ended December 31, 2002 and 2001 the Company advanced shareholders $2,500 and $35,022, respectively. During the same periods, the shareholders made repayments to the Company of $10,000 and $0, respectively. At December 31, 2002 and 2001, the balance on the amount owed to the Company was $68,722 and $76,222, respectively.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5 - PROPERTY AND EQUIPMENT

At December 31, 2002, property and equipment consisted of the following:

                                           Estimated life
                                           --------------

         Computer equipment                   5 years           $ 15,195
         Furniture and fixtures               7 years             19,104
         Less: Accumulated depreciation                          (13,700)
                                                                --------
                                                                $ 20,599
                                                                ========

For the years ended December 31, 2002 and 2001, depreciation expense amounted to $5,424 and $2,732, respectively

NOTE 6 - ACQUISITION

On May 31, 2001, the Company acquired 100% of the outstanding stock of Micro Sensor Technologies, Inc. ("Micro Sensor") in exchange for 2,000,000 shares of the Company's common stock. The Company accounted for this acquisition using the purchase method of accounting and, accordingly, the operating results of Micro Sensor have been included in the Company's consolidated financial statements since the date of acquisition. The Company valued the shares exchanged at $0.38 per share, the fair value at the acquisition date, or $760,000. The purchase price exceeded the fair value of assets acquired by $535,972. The excess has been recorded as a license agreement and is being amortized on a straight-line basis over five years.

Management determined that, as of December 31, 2002, a write-down of the license agreement related to the acquisition of Micro Sensor was necessary as the Company's projections of future operating results indicated impairment. Based on such projections and other analysis the Company took an impairment charge of $216,246 related to the Micro Sensor license agreement. This amount is included in the statement of operations under "Impairment of license agreement." The license agreement remaining as of December 31, 2002, totaled $150,000. The remaining $150,000 is estimated based on the fact that development of a commercially viable version of the licensed product is on-going and that there is a market for such ordnance detection devices.

NOTE 7 - NOTES PAYABLE

On August 31, 2001, the Company issued promissory notes in the amount of $1,055,000 in connection with a private placement. The notes bear interest at 10% per annum. In November 2001, the note agreements were amended. The maturity date of the notes was extended from an original maturity date of March 1, 2002 to September 1, 2002. Additionally, each note payable is convertible into common stock at a conversion price of $.75 per share or an aggregate of 1,406,661 shares of common stock. For the year ended December 31, 2001, $35,167 has been charged to interest expense. The beneficial conversion feature present in the issuance of the promissory notes as determined on the date of issuance of the Company's common stock totaled $70,000. This amount was recorded as deferred financing costs and amortized over the life of the notes. For the years ended December 31, 2002 and 2001, $46,667 and $23,333, respectively, was charged to interest expense.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7 - NOTES PAYABLE, CONTINUED

In September 2002, the Company's outstanding notes payable of $1,055,000 along with accrued interest of $105,000 was retired with a cash payment of $1,068,200 and the issuance of 277,500 shares of its common stock at $.52 per share. The Company recorded additional interest expense of $51,800 in connection with the conversion of a portion of the notes principal balance.

NOTE 8 - COMMITMENTS

OPERATING LEASE

The Company leases office space under an operating lease commencing March 1, 2002. The lease terminates on February 28, 2005.

At December 31, 2002, minimum rental commitments are as follow:

                                 2003  $39,753
                                 2004   41,741
                                 2005    7,305
                                       -------

                                       $88,799
                                       =======

For the years ended December 31, 2002 and 2001 rent expense was $56,688 and $15,369, respectively.

LICENSE AGREEMENT

On August 27, 2001, the Company entered into a license agreement with a software development company. Under the terms of the agreement, the Company, has been granted a non-exclusive, non-transferable right to incorporate, use, copy, reproduce, market, sell, and distribute the software company's technology in its identification systems. The agreement expires on August 31, 2004 and may be renewed for an additional year. The Company paid an initial transfer fee of $25,000 and is required to pay an annual maintenance fee of $15,300. In addition, the Company is required to pay royalty fees in the amount of between $10.00 and $25.00 per system sold, depending on the quarterly volume. Under the terms of the original agreement the Company was required to pay a minimum quarterly royalty fee of $25,000 beginning in 2003. In December 2002, both parties agreed to amend the agreement and reduced the required minimum quarterly royalty fee to $5,000 beginning in 2003.

NOTE 9 - EMPLOYMENT AGREEMENTS

In December 2002 the Company entered into two year employment agreements with its Chief Executive Officer, Chief Financial Officer and Chief Technology Officer. In the event of involuntary termination without cause or disability each executive would be entitled to the following compensation for the succeeding 24 months following the date of termination:

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 9 - EMPLOYMENT AGREEMENTS,CONTINUED

         i) Two hundred (200%) percent of the executive's base compensation in effect on the date of the employment termination; plus

         ii) Two hundred (200%) percent of the executive's annual incentive bonus earned on a quarterly basis as of the date of the termination, assuming the executive was employed on the last day of the quarter in which termination of employment occurred.

In the event the executive is terminated for "cause" the executive will be entitled to any unpaid salary through the date of termination and deferred compensation will be forfeited. In the event there is a "Change in Control" the Company will be required to pay the executive a lump sum equal to 299% of the executive's base compensation in effect on the date of employment plus 299% of the executive's prior year incentive bonus. The executive may, at their discretion, elect to terminate the contract by giving the Board 90 days written notice and the executive would not be entitled to severance benefits.

NOTE 10 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax bases of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The provision (benefit) for income taxes differs from the amounts computed by applying the statutory federal income tax rate to income (loss) before provision for income taxes, the reconciliation is as follows:

                                            Year Ended           Year Ended
                                         December 31, 2002    December 31, 2001
                                         -----------------    -----------------
Tax benefit computed at statutory rate       $(874,700)           $(740,600)
Permanent differences ................         204,000              258,000
Temporary differences ................           6,100                    -
State income taxes, net of benefit ...         (66,400)             (44,400)
Income tax benefit not utilized ......         731,000              527,000
                                             ---------            ---------
Net income tax benefit ...............       $       -            $       -
                                             =========            =========

The Company has a net operating loss carry forward for tax purposes totaling approximately $4,300,000 at December 31, 2002, expiring through the year 2021. Such amounts would be subject to the limitations under Section 382 of the Internal Revenue Code relating to changes in ownership.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10 - INCOME TAXES, CONTINUED

Listed below are the tax effects of the items related to the Company's net tax asset:

                                                  December 31,      December 31,
                                                      2002              2001
                                                  ------------      ------------
Tax benefit of net operating loss carryforward    $ 1,483,000       $   938,000
Valuation Allowance ..........................     (1,483,000)         (938,000)
                                                  -----------       -----------
Net deferred tax asset recorded ..............    $         -       $         -
                                                  ===========       ===========

After consideration of all the evidence, both positive and negative, management has recorded a valuation allowance at December 31, 2002 and 2001, due to the uncertainty of realizing the deferred income tax assets.

NOTE 11 - STOCKHOLDERS' EQUITY

COMMON STOCK

During 2001, the Company issued 886,500 of its common shares to consultants and employees for services rendered. The shares were valued at the fair value on the date of the issuance which were at prices ranging from $.39 to $.75. For the year ended December 31, 2001, the Company recorded compensation expense of $300,420 and professional fees of $119,421.

On March 28, 2001, the Company raised $755,000 through a private placement of 604,000 units ($1.25 per unit), each unit consisting of two shares of the Company's common stock and one common stock purchase warrant exercisable at $1.50 per share. The Company incurred costs in relation to this private placement of $168,650 and netted proceeds of $586,350. The Company also issued 56,000 shares of its common stock for legal services rendered in relation to this offering. Additionally, the Company issued to a consultant that provided services in relation to securing the proceeds of this offering, 627,500 common stock warrants exercisable at $0.50 per share. All costs associated with this offering are recorded net against the gross proceeds.

On May 31, 2001, the Company issued 2,000,000 shares of its common stock in exchange for 100% of the outstanding stock of Micro Sensor Technologies, Inc. ("Micro Sensor"). The Company valued the shares exchanged at $0.38 per share or $760,000.

In June 2001, the Company purchased 3,000 shares of its common stock at $0.53 per share or $1,588. Such shares were subsequently retired.

In connection with a loan payable dated August 15, 2000, the Company agreed to issue 100,000 shares of the Company's restricted common stock to the holder of the loan at the end of the loan, which was due on August 15, 2001. The common shares to be issued were valued on the loan date at the fair market value of $1.12 per share for an aggregate of $112,500. Accordingly, as of December 31, 2000, the Company accrued $42,188 in interest expense in connection with these

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 - STOCKHOLDERS' EQUITY, CONTINUED

COMMON STOCK (CONTINUED)

shares to be issued. In May 2001, the Company issued these shares and recorded additional interest expense of $70,312 related to these shares.

On August 31, 2001, in connection with a promissory note, the Company issued 1,055,000 shares of common stock. The stock was issued having a fair market value on the date that the funds were received of $598,185. The amount was recorded as common stock and deferred financing costs, which are being amortized over the life of the notes. For the years ended December 31, 2002, and 2001, $398,790 and $199,395, respectively, was charged to interest expense.

Additionally, in connection with the offering, the Company issued to an investment banker for services provided in relation to securing the proceeds of this offering, 105,000 shares of its common stock and paid other fees of $125,545. The shares were valued $.57 per share, the fair value on the date of the issuance, or $59,535. The Company has recorded the total amount of $185,080 as deferred financing costs and is amortizing the costs over the life of the notes. For the years ended December 31, 2002 and 2001, $123,387 and $61,693, respectively, has been charged to interest expense.

On January 30, 2002, the shareholders of the Company approved an increase in the number of authorized shares to 40,000,000.

During the year ended December 31, 2002, the Company issued 305,435 shares of its common stock for services rendered. The shares were issued at the fair value at the date of the issuance which were at prices ranging from $.31 to $.97. The Company recorded an expense of $196,593 and deferred compensation of $18,216. At December 31, 2002 the balance remaining of deferred compensation was $4,048.

On March 1, 2002, the Company raised $2,625,625 through a private placement of 70 units ($37,500 per unit), each unit consisting of 50,000 shares of the Company's common stock and 50,000 common stock warrants exercisable at $1.25 per share with an expiration date of five years from the date of closing. The Company incurred costs of $315,075 associated with the sale of the units.

In October 2002, the Company raised $250,000 through a private placement of 610,000 shares to two accredited investors. In addition the Company issued 305,000 common stock purchase warrants exercisable at $.50 per share with an expiration date of five years from the date of closing. The Company incurred costs of $25,000 associated with the sale of the shares.

During the year ended December 31, 2002, the Company issued 30,000 shares at a price of $.75 per share, the fair value at the date of issuance, in connection with a note payable issued in November 2001. The Company recorded interest expense in the amount of $22,500 in connection with this transaction.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 - STOCKHOLDERS' EQUITY, CONTINUED

COMMON STOCK, CONTINUED

A former employee of the Company was issued 15,000 shares of common stock from the company's 2001 Equity Compensation Plan as settlement of a contractual dispute. An expense in the amount of $6,900 was recorded in connection with the settlement.

COMMON STOCK OPTION AND WARRANTS

1999 STOCK OPTION PLAN

On July 19, 1999, the board of directors adopted the Company's 1999 Stock Option Plan (the "1999 Plan"). The company has reserved 1,500,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1999 stock option plan. The 1999 stock option plan is intended to assist the Company in securing and retaining key employees, directors and consultants by allowing them to participate in the Company's ownership and growth through the grant of incentive and non-qualified options. Under the stock option plan, the Company may grant incentive stock options only to key employees and employee directors, or the Company may grant non-qualified options to employees, officers, directors and consultants. The 1999 stock option plan is currently administered by the Company's board of directors. Subject to the provisions of the 1999 stock option plan, the board will determine who shall receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of the options granted under the 1999 stock option plan may not exceed ten years (five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock). The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of the Company's voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock at the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than 75% of the fair market value of the shares of common stock on the date of grant. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer. As December 31, 2002, the Company has granted 1,500,000 options under the 1999 stock option plan.

2001 EQUITY COMPENSATION PLAN

On November 26, 2001, the board of directors adopted the Company's 2001 Equity Compensation Plan (the "2001 Plan"). The Company has reserved 2,000,000 shares of the Company's common stock. The purpose of the 2001 Plan is to provide designated employees, certain key advisors who perform services for the Company, and non-employee board members with the opportunity to receive grants of incentive stock options, nonqualified stock options and restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 - STOCKHOLDERS' EQUITY, CONTINUED

COMMON STOCK OPTION AND WARRANTS, CONTINUED

2001 EQUITY COMPENSATION PLAN, CONTINUED

The Plan will be administered by the Company's board of directors or a committee appointed by the board.

Subject to the provisions of the stock option plan, the board of directors or its appointed committee shall have the sole authority to determine the individuals to whom grants shall be made, the type, size and terms of the grants to be made to each individual. In addition, the board or its appointed committee will determine the time when the grants will be made and the duration of grants including exercise or restrictions and criteria for exercisability.

The term of the options granted under the 2001 Plan may not exceed ten years (five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock). The exercise price for incentive stock options may be equal to or greater than the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of the Company's voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock at the date of the grant. In the case of an option granted that qualifies as performance based compensation, the exercise price may not be less than 100% of the fair market value of the Company's stock on the date of grant. The exercise price for non-qualified options granted to non-employee directors, shall equal 100% of the fair market value of the Company's common stock at the date of grant. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer. As of December 31, 2002, the Company has granted 951,333 options under the 2001 stock option plan.

During 2001, the Company granted options to purchase 1,385,000 shares of common stock to certain employees of the Company under the 1999 Plan and 537,500 shares under the 2001 Plan. The options are exercisable at per share prices ranging from $.39 to $.50 per share and $.63 to $.69 per share, respectively, which was the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized.

During 2001, the Company granted options to purchase 100,000 shares of common stock to consultants of the Company under the 1999 Plan and 13,000 shares under the 2001 Plan. The options are exercisable at a price of $.39 per share and $.63 per share, respectively, which was the fair market value of the common stock at the grant date. Consulting expense in the amount of $22,348 was recorded for the year ended December 31, 2001 relating to these options.

During 2002, the Company granted options to purchase 50,000 shares of common stock to certain employees of the Company under the 1999 Plan and 505,000 shares under the 2001 Plan. The options expire in two or three years from the grant date. The options are exercisable at per share prices ranging from $.45 to $.75 per share and $.45 to $.86 per share, respectively, which was the

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 - STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK OPTION AND WARRANTS, CONTINUED

fair value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized.

In September 2002, the Company canceled 139,167 options that were not exercised prior to expiration or termination of employment from employees.

The per-share weighted average exercise price of stock options granted during 2002 and 2001 was $0.78 and $0.51, respectively, on the date of grant using the Black-Scholes pricing model and the following assumptions:

                                                2002         2001
                                                ----         ----
     Expected dividend yield                      0%           0%
     Risk-free interest rate                    4.0%         5.0%
     Annualized volatility                      108%       54%-105%
     Expected life, in years                    2-5          2-5

Stock option activity for the years ended December 31, 2002 and 2001 is summarized as follows:
                                         Number of    Weighted average
                                          shares       exercise price
                                        ----------     --------------
Outstanding at December 31, 2000                 -         $   -
    Granted ....................         2,035,500          0.51
    Exercised ..................                 -             -
    Canceled ...................                 -             -
                                        ----------         -----

Outstanding at December 31, 2001         2,035,500          0.51
    Granted ....................           555,000          0.78
    Exercised ..................                 -          0.00
    Canceled ...................          (139,167)          .51
                                        ----------         -----

Outstanding at December 31, 2002         2,451,333         $0.57
                                        ==========         =====

The following table summarizes the Company's stock options outstanding at December 31, 2002:

                              Options outstanding and exercisable
                              ------------------------------------
                                            Weighted      Weighted
                                             average      average
         Range of                           remaining     exercise
      exercise price           Number         life         price
      ---------------         ---------     ---------     --------
      $     0.39-0.50         1,500,000       1.56        $ 0.45
      $     0.57-0.69           486,333       3.43          0.63
      $     0.75-0.86           465,000       4.11          0.83
                              ---------
                              2,451,333
                              =========

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 - STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK OPTION AND WARRANTS, CONTINUED

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

The following table presents pro forma net loss and per share amounts as if the fair value method had been applied to employee stock options granted:

                                               Years Ended December 31,
                                                2002              2001
                                           -------------     -------------
Net (loss):
 As reported ..........................    $  (2,343,069)    $  (2,013,686)
 Pro forma ............................       (2,668,519)       (2,464,796)

Diluted income (loss) per common share:
 As reported ..........................    $       (0.16)    $       (0.21)
 Pro forma ............................            (0.18)            (0.25)

On March 28, 2001, the Company granted 654,000 common stock purchase warrants through a private placement. The warrants are exercisable at prices ranging from $.50 to $1.50 per share. In addition, the Company issued to a consultant that provided services in relation to securing the proceeds of this offering, 627,500 common stock purchase warrants exercisable at $0.50 per share which was the fair market value of the common stock at that date. Consulting expense in the amount of $25,650 was recorded for the year ended December 31, 2001.

During the year ended December 31, 2002 the Company granted 4,721,090 common stock purchase warrants through a private placement. The warrants are exercisable at prices ranging from $.50 to $1.50 per share.

During the year ended December 31, 2002 the Company canceled 50,000 common stock purchase warrants that were not exercised prior to expiration or termination of employment.

Stock warrant activity for the years ended December 31, 2002 and 2001 is summarized as follows:

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 - STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK OPTION AND WARRANTS, CONTINUED

                                         Number of    Weighted average
                                          shares       exercise price
                                        ----------     --------------
Outstanding at December 31, 2000                 -         $   -
    Granted ....................         1,281,500          0.98
    Exercised ..................                 -             -
    Canceled ...................                 -             -
                                        ----------         -----

Outstanding at December 31, 2001         1,281,500          0.98
    Granted ....................         4,721,090          1.19
    Exercised ..................                 -          0.00
    Canceled ...................           (50,000)         0.98
                                        ----------         -----

Outstanding at December 31, 2002         5,952,590         $0.99
                                        ==========         =====

The following table summarizes the Company's stock warrants outstanding at December 31, 2002:

                              Options outstanding and exercisable
                              ------------------------------------
                                            Weighted      Weighted
                                             average      average
         Range of                           remaining     exercise
      exercise price           Number         life         price
      ---------------         ---------     ---------     --------
      $          0.50           981,300       3.87          0.50
      $     1.25-1.50         4,971,290       4.07          1.28
                              ---------
                              5,952,590
                              =========

NOTE 12 - SUBSEQUENT EVENTS

In January 2003 the Company granted 10,000 shares of the Company's common stock to a consultant in consideration for services rendered during the month of December 2002.

In February and March 2003 the Company granted 10,000 and 10,250 shares, respectively, of the Company's common stock to a consultant in consideration for services rendered during the months of January and February 2003.

Subsequent to the balance sheet date, the Company is attempting to raise additional capital, from accredited investors, under a private placement memorandum of 15 units at a price of $50,000 per unit in order to raise up to a total of $750,000. Each unit consists of a Promissory Note of $50,000 and a Common Stock Purchase Warrant to purchase 25,000 shares of the Company's common stock exercisable at $.35 per share. The purchase warrants expire in five years from the date of the warrant. The notes have a term of one year and provide for interest accrual on the unpaid principal balance of 10% per year. Under the terms of the note, interest is payable quarterly commencing on May 1, 2003. As of the date of the report no units had been sold and no funds had been received in connection with this offering.

                      SENSE HOLDINGS, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2003

                                                                            Page
                                                                            ----

         Consolidated Balance Sheet - September 30, 2003 (unaudited)........F-23

         Consolidated Statements of Operations (unaudited) for the Three
         And Nine Months Ended September 30, 2003 and 2002..................F-24

         Consolidated Statements of Cash Flow (unaudited) for the
         Nine Months Ended September 30, 2003 and 2002 .....................F-25

         Notes to Consolidated Financial Statements .................F-26 - F-28

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                               SEPTEMBER 30, 2003


                                     ASSETS

Current assets:
       Cash ..................................................      $   323,163
       Marketable securities .................................           79,095
       Accounts receivable, net of allowance
            for doubtful accounts of $43,419 .................          156,696
       Inventories ...........................................           98,432
       Advances - shareholders ...............................           68,722
       Prepaid expenses ......................................            9,722
       Other current assets ..................................            9,807
                                                                    -----------

       Total current assets ..................................          745,637

Property and equipment, net ..................................           42,471

License agreement, net .......................................          117,072
                                                                    -----------

       Total assets ..........................................      $   905,180
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Accounts payable ......................................      $    73,140
       Accrued expenses ......................................           55,448
       Notes payable .........................................          750,000
                                                                    -----------

       Total current liabilities .............................          878,588
                                                                    -----------

Stockholders' equity:
       Common stock, $.10 par value,
         40,000,000 shares authorized;
         16,819,875 shares issued and outstanding ............        1,681,987
       Additional paid-in capital ............................        5,534,960
       Accumulated deficit ...................................       (7,190,355)
                                                                    -----------

       Total stockholders' equity ............................           26,592
                                                                    -----------

       Total liabilities and stockholders' equity ............      $   905,180
                                                                    ===========

                 See notes to consolidated financial statements.

                                    SENSE HOLDINGS, INC. AND SUBSIDIARY
                                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                                (UNAUDITED)

                                                   Three Months Ended            Nine Months Ended
                                                      September 30,                September 30,
                                               ---------------------------   ---------------------------
                                                   2003           2002           2003           2002
                                               ------------   ------------   ------------   ------------
Sales .......................................  $    107,607   $     56,879   $    378,669   $    124,888

Cost of goods sold ..........................        37,507         18,312        149,407         40,933
                                               ------------   ------------   ------------   ------------

Gross profit ................................        70,100         38,567        229,262         83,955
                                               ------------   ------------   ------------   ------------

Operating expenses:
   Depreciation and amortization ............        12,482         28,362         37,446         84,897
   Research and development .................        61,350        150,000        203,446        390,000
   General and administrative ...............       316,211        299,625        831,581        929,217
                                               ------------   ------------   ------------   ------------
         Total operating expenses ...........       390,043        477,987      1,072,473      1,404,114
                                               ------------   ------------   ------------   ------------

Loss from operations ........................      (319,943)      (439,420)      (843,211)    (1,320,159)

Other income (expense):
   Loss on sale of securities ...............        (2,612)             -        (13,230)             -
   Interest income (expense), net ...........       (14,682)      (204,766)       (12,090)      (697,336)
   Unrealized gain (loss) on securities .....        (2,591)             -         (3,728)             -
                                               ------------   ------------   ------------   ------------
        Total other income (expense) ........       (19,885)      (204,766)       (29,048)      (697,336)
                                               ------------   ------------   ------------   ------------

Net loss ....................................  $   (339,828)  $   (644,186)  $   (872,259)  $ (2,017,495)
                                               ============   ============   ============   ============


Net loss per common share - basic and diluted  $      (0.02)  $      (0.04)  $      (0.05)  $      (0.14)
                                               ============   ============   ============   ============

Weighted average number of shares
   outstanding - basic and diluted ..........    16,811,062     15,760,771     16,720,374     14,566,421
                                               ============   ============   ============   ============

                              See notes to consolidated financial statements.

                                                    F-24

                                   SENSE HOLDINGS, INC. AND SUBSIDIARY
                                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                               (UNAUDITED)
                                                                                Nine Months Ended
                                                                                   September 30,
                                                                           -----------------------------
                                                                              2003               2002
                                                                           ---------         -----------
Cash flows from operating activities:
  Net loss ........................................................        $(872,259)        $(2,017,495)
  Adjustments to reconcile net loss to net cash used in operations:
       Depreciation and amortization ..............................           37,446             671,503
       Common stock and warrants issued for services ..............           63,894             265,609
       Amortization of deferred compensation ......................            4,048                   -
       Loss on sale of investments ................................           13,230                   -
       Unrealized loss on investments .............................            3,728                   -

  Changes in assets and liabilities:
       Accounts receivable ........................................         (104,767)            (48,588)
       Allowance for doubtful accounts ............................            9,919                   -
       Inventories ................................................           24,677             (12,536)
       Prepaid expenses ...........................................            4,166              94,551
       Other assets ...............................................            2,369                   -
       Accounts payable ...........................................          (10,845)           (137,668)
       Accrued expenses ...........................................           47,748             (35,167)
                                                                           ---------         -----------
                           Total adjustments ......................           95,613             797,704
                                                                           ---------         -----------

Net cash used in operating activities .............................         (776,646)         (1,219,791)
                                                                           ---------         -----------

Cash flows from investing activities:
  Purchases of marketable securities ..............................         (183,752)                  -
  Proceeds from sales of marketable securities ....................          317,372                   -
  Purchase of equipment and software ..............................          (26,390)            (17,568)
                                                                           ---------         -----------
Net cash flows provided (used) by investing activities ............          107,230             (17,568)
                                                                           ---------         -----------

Cash flows from financing activities:
  Advances to shareholders ........................................                -              10,500
  Proceeds from notes payable .....................................          750,000            (962,500)
  Proceeds from the sale of common stock ..........................                -           2,625,625
  Costs associated with sale of common stock ......................                -            (315,075)
                                                                           ---------         -----------
Net cash flows provided by financing activities ...................          750,000           1,358,550
                                                                           ---------         -----------

Net (decrease) increase in cash ...................................           80,584             121,191

Cash - beginning of period ........................................          242,579             440,914
                                                                           ---------         -----------

Cash - end of period ..............................................        $ 323,163         $   562,105
                                                                           =========         ===========

                             See notes to consolidated financial statements.

                                                   F-25

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

ORGANIZATION

Organization

Sense Technologies, Inc. ("Sense") was formed on July 13, 1998, to design, develop, manufacture and sell biometric security identification systems.

On January 19, 1999, Sense was acquired by Century Silver Mines, Inc. ("CSM"), an Idaho corporation, for 4,026,700 shares of CSM stock (the "Exchange"). The Exchange was completed pursuant to the Agreement and Plan of Reorganization between Sense and CSM. The Exchange has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Sense, pursuant to which Sense is treated as the continuing entity. In August 1999, pursuant to the approval of the Board of Directors of CSM, the name of the company changed to Sense Holdings, Inc. (the "Company").

On May 31, 2001 the Company acquired 100% of the outstanding stock of Micro Sensor Technologies, Inc. ("Micro Sensor") in exchange for 2,000,000 shares of the Company's common stock. The Company accounted for the acquisition using the purchase method of accounting and, accordingly, the operating results of Micro Sensor have been included in the consolidated financial statements since the date of acquisition.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying consolidated financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The consolidated financial statements include the accounts of Sense Holdings, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. These financial statements should be read in conjunction with the consolidated financial statements and related footnotes for the year ended December 31, 2002 and notes thereto contained in the Report on Form 10-KSB as filed with the Securities and Exchange Commission. The results of operations for the nine months ended September 30, 2003 are not necessarily indicative of the results for the full fiscal year ending December 31, 2003.

NOTE 2 - STOCKHOLDERS' EQUITY

During the quarter ended March 31, 2003, the Company issued 30,250 shares of its common stock for services rendered. The shares were issued at the fair value at the date of the issuance which were at prices ranging from $.27 to $.42. The Company recorded an expense of $10,868.

During the quarter ended March 31, 2003 the Company canceled 15,000 shares of stock that were returned to the Company by a former employee in connection with a settlement agreement dated November 2002.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

During the quarter ended June 30, 2003 the Company issued 133,000 shares of its common stock for services rendered. The shares were issued at the fair value at the date of the issuance which were at prices ranging from $.19 to $.22. The Company recorded an expense of $25,930.

During the quarter ended September 30, 2003 the Company issued 14,720 shares of its common stock for services rendered. The shares were issued at the fair value at the date of the issuance which were at prices ranging from $.24 to $.35. The Company recorded an expense of $4,646.

On September 19, 2003, the Company granted 100,000 warrants to a consultant for services rendered. The warrants expire 5 years from the date of grant and are exercisable at $0.55 per warrant. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately $0.22 or $22,450 and recorded noncash consulting expense.

Stock option and warrant activity for the nine months ended September 30, 2003 is summarized as follows:

                                         Number of    Weighted average
                                          shares       exercise price
                                        ----------     --------------
Outstanding at December 31, 2002         2,451,333          0.57
    Granted ....................           625,000          0.22
    Exercised ..................                 -          0.00
    Canceled ...................                 -          0.00
                                        ----------         -----

Outstanding at September 30, 2003        3,076,333         $0.50
                                        ==========         =====

The following table summarizes the Company's stock options and warrants outstanding at September 30, 2003:

                              Options outstanding and exercisable
                              ------------------------------------
                                            Weighted      Weighted
                                             average       average
         Range of                           remaining     exercise
      exercise price           Number         life         price
      ---------------         ---------     ---------     --------
      $     0.00-0.38           525,000       4.84        $ 0.16
      $     0.39-0.50         1,500,000       0.81        $ 0.45
      $     0.55-0.69           586,333       3.05          0.62
      $     0.75-0.86           465,000       3.36          0.83
                              ---------
                              3,076,333
                              =========

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

any, of the estimated fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

The following table presents pro forma net loss and per share amounts as if the fair value method had been applied to employee stock options granted:

                                         Nine Months Ended
                                         September 30, 2003
Net (loss):
 As reported ..........................    $    (872,259)
 Pro forma ............................       (1,131,799)

Diluted income (loss) per common share:
 As reported ..........................    $       (0.05)
 Pro forma ............................            (0.07)

NOTE 3 - MAJOR CUSTOMERS

Substantially all of the sales during the nine months ended September 30, 2003, were derived from three customers. These same three customers accounted for 52% of the outstanding accounts receivable at September 30, 2003.

NOTE 4 - GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company incurred net losses since inception of $7,190,355 and has cash used in operations of $776,646 for the nine months ended September 30, 2003. The Company's ability to continue as a going concern is dependent on achieving profitable operations and additional equity and/or debt financing. While the Company is attempting to increase sales, the growth has not been significant enough to support the Company's daily operations. Management intends to attempt to raise additional funds by way of a public or private offering. There can be no assurance that the Company's efforts will be successful. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 5 - NOTES PAYABLE

During the nine months ended September 30, 2003 the Company raised additional capital, from accredited investors, under a private placement memorandum. The private placement provided for the sale of 15 units at a price of $50,000 per unit in order to raise up to a total of $750,000. Each unit consists of a Promissory Note of $50,000 and a Common Stock Purchase Warrant to purchase 25,000 shares of the Company's common stock exercisable at $.16 per share. The purchase warrants expire in five years from the date of the warrant. The notes have a term of one year and provide for interest accrual on the unpaid principal balance of 10% per year. Under the terms of the note, interest is payable quarterly commencing on May 20, 2003. As of September 30, 2003, the Company received funds in the amount of $750,000 in connection with the private placement and has issued 375,000 in purchase warrants. The Company has accrued interest in the amount of $14,557 in connection with the notes.

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